                                                                    EXHIBIT 10.2

                                  PRIVATE LABEL

                          CREDIT CARD PROGRAM AGREEMENT

                                 BY AND BETWEEN

                      WORLD FINANCIAL NETWORK NATIONAL BANK

                                       AND

            UNITED RETAIL GROUP, INC. AND UNITED RETAIL INCORPORATED

                                   DATED AS OF

                                JANUARY 27, 1998

                                  PRIVATE LABEL
                          CREDIT CARD PROGRAM AGREEMENT

            This Private Label Credit Card Program Agreement is made as of January 27, 1998 by and among World Financial Network National Bank ("Bank"), United Retail Group, Inc. ("URGI") and United Retail Incorporated (the latter two entities being collectively referred to herein as "Retailer"). Capitalized terms used herein have the meanings given to them in Article I (Definitions) hereof.

                              W I T N E S S E T H:

            WHEREAS, Retailer is engaged in the business of selling women's clothing and other merchandise at retail; and

            WHEREAS, Bank is engaged in the business of establishing private label consumer credit card programs for retailers and providing credit to consumers under credit card accounts established in connection therewith; and

            WHEREAS, Bank and Retailer have been engaged in discussions regarding the establishment and operation by Bank of a private label credit card program for Retailer's customers under the terms and conditions set forth below; and

            WHEREAS, Bank understands that (i) Retailer currently is a party to that certain Credit Plan Agreement with Citibank (as hereinafter defined), dated June 3, 1992, as amended by that certain Amendment to Credit Plan Agreement, dated December 6, 1993 (the "Existing Agreement"); (ii) Retailer may terminate the Existing Agreement as of January 30, 1999 and designate a bank to purchase the Transferred Assets (as hereinafter defined) in connection with such termination, provided that notice of termination and the bank designation (collectively, the "Termination Notice") are provided by January 30, 1998, and
(iii) the Termination Notice (including the designation provided therein) is irrevocable; and

            WHEREAS, Retailer wishes to terminate the Existing Agreement, designate Bank as the purchaser of the Transferred Assets and have Bank operate the Program (as hereinafter defined); and

            WHEREAS, Bank wishes Retailer to terminate the Existing Agreement, designate Bank as the purchaser of the Transferred Assets and have Bank to operate the Program; and

            WHEREAS, on January 30, 1999 (or such other date prior to March 31, 1999 agreed to by the parties), Bank shall purchase the Transferred Assets and thereafter establish and operate the Program in accordance with the terms hereof;

            NOW, THEREFORE, in consideration of the terms, conditions and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Retailer hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

            1.1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

            "Account" means and includes the following: (i) any open-end revolving Credit Card Agreement, between a Cardholder and Bank under the Program, pursuant to which such Cardholder may finance Purchases on credit, including all Existing Accounts; (ii) all Receivables, contract rights, general intangibles, chattel paper, and instruments related to, comprising, securing or evidencing the obligation, or the receivables therefrom; and (iii) any and all other rights, remedies, benefits, interests and titles, both legal and equitable, to which Bank may now or at any time hereafter be entitled in respect of the foregoing.

            "Account Documentation" means, with respect to an Account, Credit Cards, Credit Card Applications and Credit Card Agreements.

            "Actual Royalty Payment" shall mean, for any six-month period, an amount equal to (i) the Net Transaction Volume for that six-month period, multiplied by (ii) the Actual Royalty Payment Index applicable to that six-month period

            "Actual Royalty Payment Index" shall mean during the period from the Conversion Date to July 31, 1999 and during every six-month period thereafter, a fraction, converted to a percentage, the numerator of which is the total Monthly Program Revenues, minus the total Monthly Program Costs for such six-month period, and the denominator of which is Net Transaction Volume for that six-month period.

            "Affiliate" means, with respect to any Person, each Person that controls, is controlled by, or is under common control with, such Person. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" means this Private Label Credit Card Program Agreement, including all amendments, modifications, supplements, annexes, exhibits and schedules.


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**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

            "Approval Rate" means the percentage of Credit Card Applications submitted by applicants that are approved by Bank.

            "Approval-Related Percentage" shall mean, for any 12- month period, the percentage opposite the Approval Rate for that period in the following table:

Approval Rate                 Approval-Related Percentage

**                                  **
**                                  **
**                                  **
**                                  **
**                                  **
**                                  **
**                                  **
**                                  **
**                                  **
**                                  **
**                                  **
**                                  **
**                                  **
**                                  **
**                                  **
** or more                          **

            "Bank" shall have the meaning assigned to such term in the introductory paragraph hereto.

            "Bankruptcy Code" means Title 11 of the United States Code, as amended, or any other applicable state or federal bankruptcy, insolvency, moratorium or other similar Laws.

            "BDIP" means the parties' bad debt incentive program.

            "BDIP Base Write-Off Percentage" means any BDIP Write- Off Percentage between ** and **.

            "BDIP Incentive Percentage" means, the percentage opposite the BDIP Write-Off Percentage for the year at issue in the following table:

BDIP Write-Off                      BDIP Incentive Percentage
Percentage                          -------------------------
----------
                  Year         Year        Year        Year        Year
                 Ending       Ending      Ending      Ending      Ending
               1/31/2000    1/31/2001   1/31/2002   1/31/2003   2/29/2004
               ---------    ---------   ---------   ---------   ---------

** and over       N/A             **          **          **          **
** to **          N/A             **          **          **          **
** to **          N/A             **          **          **          **
** to **            0              0           0           0           0
** to **           **              0           0           0           0
** to **           **             **          **          **          **


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**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY


**  to **          **             **          **          **          **
less than **       **             **          **          **          **

            "BDIP Lagged AR" means, with respect to the period from February 1, 1999 through January 31, 2000, the sum of the Receivables (excluding all late fees billed on Receivables), as of the end of each Billing Cycle during the period from July 1, 1997 through June 30, 1998, and, for each February 1 to January 31 thereafter, the sum of the Receivables (excluding all late fees billed on Receivables), for the comparable July 1 through June 30 period, divided by twelve (12).

            "BDIP Net Write-Off Amount" means, for any 12-month period, an amount equal to (a) the amount of Receivables (excluding all late fees billed on Receivables) written off by Bank in accordance with the Write-Off Policy in such period, less (b) an amount equal to (i) the gross amount of cash recoveries in respect of written-off Receivables (including Receivables from Existing Accounts written off prior to or after the Conversion Date) received in such period (including in connection with any sale by Bank of written-off Receivables), less
(ii) with respect to the collection of such write-offs, attorneys' fees, collection agency fees and other out-of-pocket collection fees paid by Bank.

            "BDIP Write-Off Percentage" means, for the 12-month period preceding January 31, 2000 and each 12-month period thereafter, a fraction, converted to a percentage (rounded to the nearest tenth), the numerator of which is the BDIP Net Write-Off Amount for that 12-month period, and the denominator of which is the BDIP Lagged AR for that 12-month period.

            "Billing Cycle" means Bank's practice of posting Consumer Charges, Cardholder payments and credits to Accounts on a monthly basis.

            "Business Day" means any day, except Saturday, Sunday, or a day on which banks are required or permitted to be closed in Ohio.

            "Cardholder" means any natural Person who has entered into a Credit Card Agreement with Bank or who is or may become obligated under or with respect to an Account.

            "Cardholder List" shall mean an identification (in magnetic tape format) of (i) all Cardholders (including those obligated in respect of Existing Accounts), and (ii) all applicants for Accounts (including Existing Accounts), including the name, address, telephone number and social security number of any such Person, and, in the case of a Cardholder, the date on which and Store trade name in which she last made a Purchase. The foregoing notwithstanding, the parties acknowledge and agree that the Cardholder List shall not contain identifications or other information with respect to Existing Accounts or applicants


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**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

for Existing Accounts unless such identifications or information were received by Bank from Citibank or are accepted by Bank after the Conversion Date.

            "Charge Data" means identification and transaction information reviewed and balanced by Retailer with regard to each Purchase by Cardholders and each return of a Purchase for credit to an Account.

            "Charge Slip" means a sales receipt, register receipt tape or other invoice or documentation, whether in hard copy or electronic draft capture form, in each case evidencing a Purchase.

            "Citibank" means Citibank (South Dakota), N.A. and its successors and assigns.

            "Collateral Account" shall have the meaning assigned to such term in
Section 13.9(a) (Collateral Account).

            "Collateral Amount" shall have the meaning assigned to such term in
Section 13.8 (Alternative to Termination).

            "Collection Policies and Procedures" shall have the meaning assigned to such term in Section 4.9(a) (Collections).

            "Consumer Charges" means late fees, finance charges and return payment fees as set forth in Exhibit 2.3 with such changes therein and additions thereto as may be proposed, reviewed and approved in accordance with Section 2.3(a) (Consumer Terms and Policies).

            "Conversion Date" shall mean the date on which Bank purchases the Transferred Assets or such later date agreed to by the parties.

            "Cost of Funds" means, for any period, the following: (a) for up to the first ** tranche of Receivables, the cost of financing such Receivables for the three (3) month period commencing February 1, 1999 and for each three (3) month period thereafter will be based on one-year treasuries plus ** basis points to be reset every three (3) months, with one (1) year treasuries not to be more than ** per annum and not to be less than ** per annum for the purpose of this calculation, and (b) for the balance of the Receivables, the cost of financing such Receivables for that period, based on the following: the average annualized cost of borrowings of the Master Trust(s) for that period (weighted at ** of the cost of financing) and the average annualized cost of Bank's borrowings for that period (weighted at ** of the cost of financing), it being understood that Bank shall use its best efforts to obtain appropriate derivative instruments in respect of tranches of Receivables other than the first ** tranche of Receivables for amounts acceptable to Retailer


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

("Appropriate Derivative Instruments"), provided that such amounts shall be treated as Pass Through Expenses.

            "Credit Card" means the plastic card owned by Bank under the Program exclusively for use with the Program, which card evidences a Cardholder's right to make Purchases.

            "Credit Card Agreement" means the open-end revolving credit agreement between Bank and each Cardholder pursuant to which such Cardholder may make Purchases, on credit provided by Bank, together with any modifications or amendments which may be made to such agreement.

            "Credit Card Application" means Bank's credit application which must be submitted to Bank by applicants who wish to become Cardholders for review and approval or disapproval by Bank.

            "Credit Documentation" means, with respect to an Account, any and all documentation relating to the Account, including, without limitation, Credit Cards, Credit Card Applications, Credit Card Agreements, Charge Data, Charge Slips, Credit Slips, checks and stubs, credit bureau reports, adverse action information, change of terms notices and correspondence.

            "Credit Sales Day" means any day, whether or not a Business Day, on which Goods and/or Services are sold by Retailer.

            "Credit Slip" means a sales credit receipt or other documentation, whether in hard copy or electronic draft capture form, evidencing a return or exchange of Goods or a credit on an Account as an adjustment for Services rendered or not rendered to a Cardholder by (i) Retailer or (ii) a Person authorized by Retailer and approved by Bank (such approval not to be unreasonably withheld).

            "Damages" shall have the meaning assigned to such term in Section
14.1 (Indemnification by Retailer).

            "Direct Marketing Program" means the sale of Goods and/or Services outside of Stores, including sales through direct mail, Internet, and bill stuffers.

            "Estimated Royalty Payment" shall mean, for any six-month period, an amount equal to (i) the Net Transaction Volume for that six-month period, multiplied by (ii) the Estimated Royalty Payment Index applicable to that six-month period.

            "Estimated Royalty Payment Index" shall mean:

            (i) for any calendar month or portion thereof during the period from the Conversion Date through July 31,



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            1999, a pro forma percentage, calculated using data that arose in connection with the Existing Agreement, that is a fraction, converted to a percentage, the numerator of which is the monthly program revenues under the Existing Agreement for the six-month period immediately preceding the Conversion Date minus the monthly program costs under the Existing Agreement for the six-month period immediately preceding the Conversion Date, which costs shall be adjusted to reflect the estimated Cost of Funds as of the Conversion Date, and the denominator of which is the net transaction volume under the Existing Agreement for the six-month period immediately preceding the Conversion Date; and

            (ii) for any calendar month during any six-month period thereafter, the Actual Royalty Payment Index for the immediately preceding six-month period.

            "Event of Bankruptcy" means, with respect to any Person, the occurrence of any of the following events: (a) a decree or order, by a Governmental Authority having jurisdiction, is entered with respect to such Person and is not vacated, discharged, stayed or bonded within 60 days after the date of entry thereof, (i) for relief in respect of such Person pursuant to the Bankruptcy Code, (ii) appointing a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of such Person or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of such Person, or (b) a person or entity other than such Person files a petition seeking the institution of any proceedings specified in clauses (a)(i), (ii) or (iii) in respect of such Person, and such petition shall not be discharged or dismissed within 60 days after the date of filing thereof, or (c) such Person (i) files a petition seeking relief pursuant to the Bankruptcy Code, (ii) consents to the institution of proceedings pursuant thereto or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Person or of any substantial part of its properties, or the winding up or liquidation of its affairs or (iii) takes corporate action in furtherance of any such action.

            "Existing Accounts" means those private label credit card accounts bearing the names or trademarks, tradenames or logos of Retailer owned by Citibank, which shall be conveyed to Bank by Citibank in accordance with Section
2.1 (Existing Accounts: Purchase and Conversion).

            "Existing Agreement" shall have the meaning assigned to such term in the fourth recital hereto.


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            "Extended Term" has the meaning assigned to such term in Section
13.1(a) (Term of Agreement).

            "Final Liquidation Date" shall mean the date on which Bank no longer owns any Accounts that have a balance outstanding which has not been written off under the Write-Off Policy.

            "Force Majeure Event" shall have the meaning assigned to such term in Section 12.6 (Force Majeure).

            "Goodwill Adjustments" means credits to Accounts that are neither payments, returns or other in-store adjustments, write-offs nor chargebacks.

            "Goods and/or Services" means all merchandise and services which may be purchased by Cardholders from Retailer or a Person authorized by Retailer and approved by Bank (such approval not to be unreasonably withheld) or pursuant to Value-Added Programs or through Direct Marketing Programs.

            "Governmental Authority" means any government, any state, or any other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case whether federal, state or local.

            "Indebtedness" means liability for borrowed money.

            "Initial Term" has the meaning assigned to such term in Section 13.1(a) (Term of Agreement).

            "Insert Fees" means those fees set forth on Exhibit 4.4.

            "Law" means all laws, codes, statutes, ordinances, rules, regulations, decrees and orders of any Governmental Authority.

            "Lien" means any mortgage, pledge, assignment, claim, lien (statutory or other), right of first refusal, charge or encumbrance, imperfection of title or other matters affecting title, and any rights of third parties whatsoever, including, without limitation, any liens or encumbrances (whether choate or inchoate) arising in respect of taxes.

            "Master Trust" means any trust to which Bank sells any Receivables (including Receivables from Existing Accounts) set up for purpose of securitization pursuant to a Master Trust Agreement.

            "Measurement Notice" shall have the meaning assigned to such term in
Section 4.1(b) (Bank's Responsibilities).


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            "Monthly Net Revenue" shall have the meaning assigned to such term in Section 13.7(b) (Failure of Retailer to Purchase Accounts Following Termination).

            "Monthly Net Revenue Requirement" shall have the meaning assigned to such term in Section 13.7(b) (Failure of Retailer to Purchase Accounts Following Termination).

            "Monthly Program Costs" shall have the meaning assigned to such term in Section 6.1(a) (Program Economics).

            "Monthly Program Revenues" shall have the meaning assigned to such term in Section 6.1(a) (Program Economics).

            "Net Transaction Volume" means, with respect to any period, an amount equal to the aggregate amount of Purchases (including all applicable shipping, handling and taxes) on Accounts for such period (as reflected in Charge Data) less the aggregate amount of Credit Slips for such period (as reflected in Charge Data).

            "Non-Compliance Notice" shall have the meaning assigned to such term in Section 4.1(b) (Bank's Responsibilities).

            "Non-Permitted Credit Program" means any consumer credit, debit or charge program which may be utilized for the purchase of Goods and Services, other than a program which the Retailer is permitted to accept, utilize, market or promote pursuant to Section 12.1 (Retailer Acquisitions).

            "Operating Procedures" means the instructions and procedures to be followed by the parties in connection with the Program, as such instructions and procedures may be provided by Bank to Retailer from time to time in accordance herewith.

            "Other Clients' Policies and Procedures" shall have the meaning assigned to such term in Section 4.9 (Collections).

            "Other Credit Terms and Criteria" shall have the meaning assigned to such term in Section 2.3(b) (Consumer Terms and Policies).

            "Owner" shall have the meaning assigned to such term in Section 12.4(a) (Use of Retailer Marks).

            "Pass Through Expenses" means those expenses incurred by Bank in servicing the Accounts which are listed on Exhibit 5.2 hereto.

            "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or Governmental Authority.


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**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

            "Pooling and Servicing Agreement" means a Pooling and Servicing Agreement entered into in connection with a Master Trust by Bank and a trustee, including each supplement thereunder, as the same may be amended, supplemented or otherwise modified from time to time.

            "Principal Balance" means Receivables less billed Consumer Charges, including delinquent Consumer Charges.

            "Program" means the credit card program established pursuant to this Agreement and made available to qualified customers of Retailer to make Purchases.

            "Program Assets" shall have the meaning assigned to such term in
Section 13.6(a) (Purchase Following Termination).

            "Purchase(s)" means purchase(s), for personal, family or household purposes, by a Cardholder of any Goods and/or Services on an Account, whether such purchase occurs in a Store, by mail order, through a catalogue, by telephone order, by computer or other direct access method or by any other medium or method through which a purchase can be effected.

            "Put Notice" shall have the meaning assigned to such term in Section 13.6(b) (Purchases Following Termination).

            "Receivable" means any and all amounts owed from time to time with respect to the Purchases on an Account including, without limitation, any unpaid balances, Consumer Charges (including finance charges, deferred finance charges, fees and other charges), and charges for sales tax, regardless of whether such Receivable consists of an "account," "chattel paper," an "instrument" or a "general intangible" under and as defined in Article or Division 9 of the UCC applicable to such Receivable, and all proceeds of any of the foregoing.

            "Retailer" shall have the meaning assigned to such term in the introductory paragraph hereto.

            "Retailer Marks" means the various tradenames, trademarks, servicemarks and logos of Retailer set forth on Exhibit A hereto.

            "Securitization Fees" means Bank's actual cost incurred with respect to any securitization of the Accounts and/or Receivables (including costs related to the establishment of the securitization of Receivables), including, without limitation, outside legal fees, due diligence costs, underwriting and other out-of-pocket costs, provided, however, that the total of such costs incurred from time to time for which Retailer is responsible pursuant to Section 6.3(c) (Other Payments) does not exceed **.


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            "Service Fee" means, with respect to any month, the amount payable by Retailer for Bank's servicing of the portfolio for such month, calculated as set forth on Exhibit 6.1(b).

            "Service Fee Adjustment" shall mean, with respect to any service identified on Exhibit 4.1(b)(2), the amount specified as such on Exhibit 4.1(b)(2).

            "Servicer" shall have the meaning assigned to such term in Section 4.3(b) (In-Store Payments).

            "Solvent" means, when used with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that shall be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it shall, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.

            "Store Account" shall have the meaning assigned to such term in
Section 4.3(b) (In-Store Payments).

            "Store Payment Notice" shall have the meaning assigned to such term in Section 4.3(b) (In-Store Payments).

            "Stores" means any and all stores which are operated, conduct business or make sales under a Retailer Mark.

            "Termination Notice" shall have the meaning assigned to such term in the fourth recital hereto.

            "Transferred Assets" shall have the meaning assigned to such term in
Section 2.1 (Existing Accounts: Purchase and Conversion).

            "UCC" means the Uniform Commercial Code (or analogous personal property security Law) of the jurisdiction with respect to which such term is used as in effect from time to time.

            "Unsafe and Unsound Banking Practice" means an unsafe and unsound banking practice as defined in banking laws and regulations applicable to federally chartered credit card banks located in the State of Ohio.

            "URGI" shall have the meaning assigned to such term in the introductory paragraph hereto.

            "Value-Added Program" shall have the meaning assigned to such term in Section 3.4 (Value-Added Programs).

            "Write-Off Amount" shall mean, for any period, an amount equal to
(a) the Principal Balances written off by Bank in accordance with the Write-Off Policy in such period, less (b) the gross amount (without deduction for attorneys' fees, collection agency fees or other collection fees) of cash recoveries in respect of written-off Receivables (including Receivables from Existing Accounts written off prior to and after the Conversion Date) received in respect of such period (including in connection with any sale by Bank of such written-off receivables).

            "Write-Off Policy" shall mean the policy by which Bank writes off, as of the last day of every Billing Cycle, Accounts: (i) that are 180 days contractually past due during that Billing Cycle, (ii) as to which Bank has received official notice that the Cardholders obligated in respect thereof have filed petitions for relief under the Bankruptcy Code at least fifteen (15) days prior to the last day of that Billing Cycle, (iii) as to which the Cardholders are deceased, and/or (iv) which contain fraudulent charges, as such write-off policy may be modified in accordance with Section 4.9(c) (Collections).


                                   ARTICLE II
                                   THE PROGRAM

            2.1. Existing Accounts: Purchase and Conversion.

            (a) As of the date of termination of the Existing Agreement (or such other date prior to March 31, 1999 as may be agreed to by the parties): (i) without recourse to Retailer or Citibank, except as provided, respectively, herein, or in any agreement between Bank and Citibank, Bank shall purchase and Retailer shall designate Bank as purchaser with respect to all of Citibank's right, title and interest in and to the Existing Accounts (including accrued finance charges) and credit agreements and credit cards relating thereto, all records maintained by Citibank in connection with the Existing Agreement, the names, addresses and credit history of persons obligated in respect of Existing Accounts and, to the extent of Citibank's ownership, the credit standards used by Citibank in evaluating credit card applications under the Existing Agreement (collectively, the "Transferred Assets"); and (ii) Bank shall assume liability for any credit balances as set forth in such records and shall refund credit balances in accordance with


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

applicable legal requirements. Bank shall pay to Citibank for the Transferred Assets an amount equal to the aggregate outstanding balances of the Existing Accounts on the purchase date, less the amount of such balances written off by Citibank as of the purchase date.

            (b) Retailer represents and warrants to Bank as of the Conversion Date that:

                    (i) Citibank (or its assignor) has previously issued to each person obligated in respect of the Existing Account a credit card in full compliance with all federal and applicable state laws and regulations relating to the issuance of credit cards or requests therefor;

                   (ii) Citibank (or its assignor) has entered into a valid,
            binding and enforceable credit agreement signed or otherwise accepted by each person obligated in respect of the Existing Account;

                  (iii) each periodic billing statement rendered prior to and as of the last billing date in respect of the Existing Account was in full compliance with federal and all applicable state laws and regulations relating to truth-in-lending and the computation, disclosure, explanation and adjustment of credit accounts and finance charges thereof; and

                   (iv) the Existing Account has been incurred in accordance
            with the operating procedures in effect under the Existing Agreement at the time it was incurred, and, whether or not such procedures so provided, the following shall be true:

                        (1) the Receivables thereon were incurred by a charge
                  customer solely as consideration for a bona fide sale of goods or services by Retailer or an authorized third party provider under the Existing Agreement (in connection with which neither such charge customer nor any person on his or her behalf received any cash refund or rebate).

                        (2) If a credit card was used, the card appeared to be
                  valid on its face and showed no signs of having been altered, defaced or tampered with and the last name of the name signed on the card was the same as the last name of the name embossed or otherwise placed on the card by the issuer, and the signature of the customer signed on the sales slip or loan order form compared favorably with the signature on the signature panel of the credit card.


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

                        (3) The charge customer was given or sent a sales slip
                  or loan order setting forth a description of the goods or services, the date of the transaction, and the full price including taxes, and any other information required by Law.

            (c) It is acknowledged and agreed that the costs associated with the purchase of Transferred Assets and the conversion of the Existing Accounts shall be borne solely by Bank.

            (d) Bank shall use commercially reasonable efforts to convert the Existing Accounts in a manner designed to minimize any adverse effects on Cardholders. Retailer shall use commercially reasonable efforts to assist Bank in such conversion, including by asking for the cooperation of Citibank with respect thereto.

            (e) Retailer shall ask Citibank to allow Bank to continue to use the account numbers and credit cards of the Existing Accounts. If such permission is obtained, Bank shall not reissue credit cards in respect of the Existing Accounts and, instead, at Bank's expense, Bank shall provide active Cardholders of Existing Accounts with decals identifying Bank for application to their Credit Cards.

            2.2. Retailer to Honor Credit Card. (a) Pursuant to the terms and conditions of this Agreement, Retailer and Bank hereby establish the Program for the purpose of making open-end credit available (up to such credit limits as from time to time may be established and/or modified in accordance herewith) to qualified customers of Retailer for Purchases.

            (b) Retailer shall participate in the Program and honor any valid Credit Cards for Purchases. Only the cash selling price of Goods and Services (which shall include all applicable shipping, handling and taxes) shall be charged to Accounts. Retailer shall permit customers with Accounts to charge Goods and Services to their Accounts, subject to and in accordance with the Operating Procedures.

            (c) With respect to each applicant under the Program who qualifies for credit under Bank's credit standards as established under this Agreement, Bank shall open an Account, issue to such qualified applicant a Credit Card, activate such applicant's Credit Card in accordance with the Operating Procedures and grant credit to such applicant for Purchases. The terms and conditions upon which a Cardholder may use the Credit Card and upon which Bank may extend credit to a Cardholder shall be governed by the Credit Card Agreement between the Cardholder and Bank.

            2.3. Consumer Terms and Policies. (a) The initial Consumer Charges applicable to Accounts are set forth in Exhibit 2.3 hereto. Except as provided in subsection (d) below, Bank shall consult with Retailer concerning whether and when to impose other charges under Credit Card Agreements and the amount of such additional charges. Such additional charges shall be reviewed and may be approved or disapproved by Retailer in its reasonable discretion. Except as provided in subsection (d) below, Bank shall consult with Retailer concerning any future changes to any Consumer Charges (including Consumer Charges specified on Exhibit 2.3 hereto), which changes shall be reviewed and may be approved or disapproved by Retailer in its reasonable discretion; provided, however, that Bank in its reasonable discretion on an individual Cardholder basis, may reduce and/or waive any such Consumer Charges in the ordinary course of providing customer service in respect of, and collecting, Accounts.

            (b) Bank shall set the credit standards used in connection with the issuance of Credit Cards, the range of credit limits to be made available to individuals, the standards for increasing credit limits, the standards for termination or suspension of credit privileges, the terms for soliciting preapproved customers, the grace periods applicable to Accounts, the amount of minimum payments on Accounts and the other terms and conditions (other than Consumer Charges) under which credit is extended to Cardholders (collectively referred to herein as the "Other Credit Terms and Criteria"), all of which Other Credit Terms and Criteria shall be reviewed and may be approved or disapproved by Retailer in its reasonable discretion. Except as provided in subsection (d) below, any changes made by Bank to Other Credit Terms and Criteria also shall be reviewed and may be approved or disapproved by Retailer in its reasonable discretion.

            (c) Exhibit 2.3(c) hereto sets forth certain of the initial terms and conditions relating to Accounts.

            (d) Notwithstanding any other provision of this subsection to the contrary, (i) each party, without the other's approval, may take any actions at any time that it in good faith determines are required by law or demand of any Governmental Authority and (ii) Bank may take any actions that it in good faith determines are required to prevent the operation of the Program from becoming an Unsafe and Unsound Banking Practice and shall give such notice to Retailer as is reasonable under the circumstances. The determinations made by the parties in accordance with the preceding sentence shall take into account, if pertinent, the overall economics of the Program, including (among other things) the semi-annual reconciliation provided for in Section 6.4 (Semi-Annual Reconciliation). Any changes so made by any party shall be made in a manner designed to ameliorate any negative impact on the other party or Cardholders.

            2.4. Bank to Extend Credit. Subject to (i) the terms of this Agreement, (ii) the credit limits applicable to each Account and (iii) the terms and conditions in the Credit Card Agreement, Bank shall extend credit to Cardholders in amounts set forth as the total for any Purchases reflected in Charge Data received and accepted by Bank.

            2.5. Commencement of Program. The Program shall commence on the Conversion Date.


                                   ARTICLE III
                                 ADMINISTRATION

            3.1. Program Documents; Related Materials. (a) Bank and Retailer shall cooperate and assist each other in the preparation of all documents to be used in connection with the Program. Bank shall, following consultation with Retailer, provide Retailer with Credit Cards, credit card mailers and such other documents as are necessary for the operation of the Program, as well as forms of Credit Card Applications and Credit Card Agreements, all of which documents shall contain the Consumer Charges and Other Credit Terms and Criteria established pursuant to Section 2.3 (Consumer Terms and Policies).

            (b) All Credit Card Applications, Credit Card Agreements and Credit Cards shall clearly disclose that credit is being extended to Cardholders by Bank except as otherwise agreed by Bank. No Account Documentation shall be utilized unless Bank and Retailer have expressly approved the form and content of such documents in writing; provided, however, that if changes to Account Documentation are required by Law, then Bank shall not be required to obtain Retailer's approval for any such change.

            (c) The foregoing subsections notwithstanding, Bank acknowledges and agrees that: (i) all Program documents and related materials needed to operate the Program (except in-store signage, temporary cards and applications) shall be provided by Bank at Bank's expense and be in a form and of a quality substantially similar to that being used by Retailer immediately prior to the date hereof, and (ii) Bank, at Bank's expense, shall accept electronic applications in the form currently used by Retailer and provide the dial-in networks to receive such forms.

            3.2. Credit Rejection. The rejection for credit of any applicant under the Program in accordance with the terms hereof shall not give rise to any claim, liability, demand, offset, defense, counterclaim or other right or action by Retailer against Bank and Retailer hereby waives and releases any such claim that it may have against Bank, provided, however, that Bank shall indemnify Retailer in accordance with Section 14.2(vi) (Indemnification by Bank).

            3.3. Ownership of Accounts. Bank shall be the sole and exclusive owner of all Accounts, Receivables and Account Documentation and shall be entitled to receive all payments made by Cardholders on Accounts, and Retailer acknowledges and agrees that it has no right, title or interest in any of the foregoing and no right to any payments made by Cardholders on Accounts or any proceeds in respect of the Accounts.

            3.4. Value-Added Programs. Retailer or its designees, at Retailer's expense, may solicit Cardholders for credit insurance programs and other products and services including, without limitation, products and services that enhance Accounts and/or the Program such as travel clubs, extended warranties, legal services, auto clubs, renters' insurance and membership clubs (collectively referred to herein as "Value-Added Programs"). All proceeds of Value-Added Programs shall be the property of Retailer. Bank and Retailer shall agree, for each Value-Added Program, on the amount to be paid by Retailer to Bank to reimburse Bank for its reasonable costs to set-up, manage and administer the Value-Added Program (which amounts to be paid by Retailer shall constitute Pass Through Expenses). Bank shall have the right to disapprove any proposed program only if (i) Bank does not have the ability to support such program, it being understood that such support shall not unreasonably be withheld, or (ii) such Value-Added Program, if conducted, likely would, in the Bank's reasonable opinion, damage the reputation of Bank.

            3.5. Cardholder List and Other Cardholder Information. Retailer acknowledges and agrees that Bank is the sole and exclusive owner of the Cardholder List. Bank hereby grants to Retailer for the term of this Agreement an exclusive and royalty-free license to use (or sublicense or assign the right to use) the Cardholder List for all purposes, including for advertisements, solicitations or other marketing efforts, regardless of the manner or media through which the marketing effort is made, and regardless of whether the product or service has previously been marketed by Retailer, except that Bank shall have the exclusive right (even as to Retailer) to use the Cardholder List (or any other lists including information relating to Cardholders or applicants for Accounts obtained in connection herewith) to operate the Program in accordance with this Agreement. Bank shall not use the Cardholder List (or any other lists including information relating to Cardholders or applicants for Accounts obtained in connection herewith) except in connection with the Program in accordance with this Agreement. Bank shall maintain, update and provide Retailer with a Cardholder List monthly at no charge to Retailer. If requested by Retailer, Bank also shall (a) update and provide Retailer with the Cardholder List more frequently than monthly, and/or (b) provide Retailer with any other lists including information relating to Cardholders or applicants for Accounts obtained in connection herewith, at costs to be agreed upon by the parties.

            3.6. Publicity. Any press releases, advertisements, publicity or other materials which promote the Program shall not be publicly distributed or disseminated without the prior written consent of Retailer and Bank; provided, however, that (i) neither party shall be required to obtain the other's consent for any portion of a document containing disclosures or other information which in such person's judgment is required by or appropriate to comply with, any applicable Law; and (ii) Retailer shall not be required to obtain Bank's consent for any materials that do not contain or reference credit terms, the Program or the Bank.

            3.7. Promotions. Retailer shall use its reasonable efforts to promote the use of Credit Cards and to acquire new Cardholders through, for example, making available to new Cardholders "instant credit," "quick credit," pre-approved solicitations and applications and the use of promotional material displayed in stores and special offers to Cardholders.


                                   ARTICLE IV
                   OPERATING RESPONSIBILITIES OF THE PARTIES

            4.1. Bank's Responsibilities. (a) Bank, itself or through its Affiliates, shall operate all credit operations and facilities with respect to the Accounts. Bank's responsibilities shall include, without limitation, providing the following services during the term of this Agreement:

                  (i) Account approval (including scoring methodology) and
            set-up (including approval and set-up in respect of electronic quick-credit applications and quick-credit referral applications);

                  (ii) purchase authorizations (including pursuant to downtime procedures or floor limits reasonably acceptable to Retailer);

                  (iii) customer service;

                  (iv) systems services;

                  (v) billing statement processing and mailing;

                  (vi) credit card embossing and mailing;

                  (vii) payment processing;

                  (viii) ensuring legal compliance of Account Documentation and other Program documents;

                  (ix) maintaining disaster recovery plan sufficient to protect the interests of Retailer;

                  (x) providing a real time open-to-buy functionality (i.e., providing availability of credit based upon In-Store Payments immediately after receipt of notice of such In-Store Payments);

                  (xi) risk management (including credit limit management,
            collection strategy and collection management);

                  (xii) conducting periodic Cardholder satisfaction surveys and using commercially reasonable efforts to respond to the results of such surveys;

                  (xiii) referring Cardholder inquiries to the providers of the
            Value-Added Program subject to inquiry (or to such other Person as Retailer may designate), provided, however, that Bank shall do no more than make such referrals;

                  (xiv) approving credit marketing materials submitted by
            Retailer in respect of the Program within five (5) days after receipt thereof; and

                  (xv) replying in writing to the authors of presidential
            complaints and providing Retailer with a copy of each such reply.

In the event that Bank operates the Program through its Affiliate(s), Bank shall be and remain responsible for the conduct of such Affiliate(s) hereunder.

            (b) Bank shall perform its services hereunder in accordance with the service standards set forth on Exhibit 4.1(b)(1) (the "Service Standards"). Not later than ten (10) Business Days after each calendar month, Bank shall advise Retailer in writing of the extent to which it has complied with the Service Standards during the preceding full calendar month (a "Measurement Notice"). If any Measurement Notice provided after the third full calendar month following the Conversion Date indicates that Bank failed to meet or exceed the Service Standard for any service identified on Exhibit 4.1(b)(1), Retailer shall be entitled to notify Bank in writing within ten (10) Business Days thereafter whether it shall seek a Service Fee Adjustment (as indicated on Exhibit 4.1(b)(2)) for such non-compliance (the "Non-Compliance Notice"). If (i) Retailer sends a Non-Compliance Notice in respect of any Service Standard(s) during the previous calendar month and (ii) Bank fails to meet the indicated Service Standard(s) in the calendar month in which the Non-Compliance Notice was delivered, then, commencing for the calendar month in which the Non-Compliance Notice was delivered and continuing for each consecutive calendar month thereafter in respect of which Bank fails to meet Service Standard(s) and Retailer, delivers a Non-Compliance Notice, the Service Fee for such calendar month(s) shall be modified to reflect the Service Fee Adjustment(s) applicable to the failure(s) to meet the indicated Service Standard(s). (For example, if Retailer properly sends Bank a Non-Compliance Notice in May stating that Bank failed to meet the Service Standards applicable for collections during April and Bank still fails to meet those standards in May, the Service Fee for May Collections would be decreased to reflect the applicable Service Fee Adjustment.) If Retailer delivers a Non-Compliance Notice in any month and receives any Service Fee Adjustment pursuant to this subsection, Retailer shall have no right to terminate this Agreement pursuant to Section 13.4(c) (Retailer Termination Events) or to seek any other remedy, based on conduct during the month for which it received the Service Fee Adjustment.

            (c) Bank may, from time to time, provide special services relating to the Program, including, without limitation, consulting services, gift certificate calls and fulfillment, rebate fulfillment, telemarketing, and special processing or accounting reports required in connection with promotional activities. Bank agrees that if it offers any such special services to other retailers, it shall offer such services to Retailer. Bank shall be entitled to a fee from Retailer for any such additional services as agreed to by Bank and Retailer on a program-by-program basis, which fee shall be reasonably comparable to those charges for substantially similar services in the open market.

            (d) Bank shall designate a manager to serve as Bank's coordinator of the Program with Retailer. Such manager shall be knowledgeable about this Agreement, the Program and Bank's practices in connection herewith, as well as Bank's private label programs generally, and shall serve as a liaison to Retailer with regard to the day-to-day operation of the Program.

            4.2. Retailer's Responsibilities. (a) Retailer shall perform the following in-store activities:

                  (i) permitting Cardholders to purchase Goods and Services on
            Accounts, in accordance with the Operating Procedures;

                  (ii) promoting and accepting Credit Card Applications, and communicating credit information therefrom about prospective Cardholders to Bank;

                  (iii) providing Cardholders with appropriate instructions in respect of notifying Bank of Cardholders' changes in billing addresses;

                  (iv) obtaining electronic credit authorizations from Bank
            unless the network is down (in which event

            Retailer shall follow floor limits or other downtime authorization procedures);

                  (v) assisting Cardholders in communication with Bank;

                  (vi) displaying promotional material related to Accounts;

                  (vii) obtaining proper identification from all Cardholders (1)
            in connection with all Purchases where Credit Cards are not presented or (2) when requested to do so by Bank in its reasonable discretion in individual instances as part of the authorization process;

                  (viii) obtaining the Cardholder's account number where a
            Cardholder does not have her Credit Card in her possession;

                  (ix) providing Bank with copies of presidential complaints related to the Program, Cardholders or Accounts; and

                  (x) subject to Section 4.3 (In-Store Payments), accepting
            In-Store Payments, if applicable, and forwarding to Bank complete information regarding all such In-Store Payments.

            (b) Retailer shall retain a legible copy of each Charge Slip for six
(6) months following the date of each Purchase and shall provide such copy to Bank within fifteen (15) days of Bank's request therefor. Retailer shall arrange for Bank to have access to all electronically captured data and information related to the Program, including, without limitation, all electronically captured sales data and Cardholder signatures.

            (c) Retailer shall designate a manager to serve as Retailer's coordinator of the Program with Bank. Such manager shall be knowledgeable about this Agreement, the Program and Retailer's practices in connection herewith and shall serve as a liaison to Bank with regard to the day-to-day operations of the Program. Bank shall provide adequate workspace for such manager at the Bank during such times that such manager visits the Bank.

            4.3. In-Store Payments. (a) Retailer may accept cash payments from Cardholders for amounts due on Accounts ("In-Store
Payments").

            (b) Notwithstanding the provisions of Section 4.3(a) (In-Store Payments), if any Event of Bankruptcy has occurred with respect to Retailer (and so long as the same has not been dismissed), Retailer shall promptly comply with any written instruction (a "Store Payment Notice") received by Retailer from Bank or any successor to Bank as "Servicer" under the Pooling and Servicing Agreement (Bank or any such successor being the "Servicer") to take either of the following actions (as specified in such instruction):

                  (i) cease accepting In-Store Payments and thereafter inform
            Cardholders who wish to make In-Store Payments that payment should instead be sent to Servicer; or

                  (ii) (A) deposit an amount equal to all In-Store Payments
            received by each Store, not later than the Business Day following receipt, into a segregated trust account (the "Store Account") established by Retailer for this purpose and, pending such deposit, to hold all In-Store Payments in trust for Bank and its assigns, (B) use commercially reasonable efforts not to permit any amounts or items not constituting In-Store Payments to be deposited in the Store Account and (C) cause all available funds in each Store Account to be transferred on a daily basis to an account designated in the Store Payment Notice;

provided that Retailer need not take the actions specified in clause (i) or clause (ii) if Retailer or any of its Affiliates provides the Servicer or the Trustee under (and as defined in) the Pooling and Servicing Agreement with a letter of credit, surety bond or other similar instrument covering collection risk with respect to In-Store Payments.

            (c) Within one (1) day after receiving any payment for an Account, Retailer shall notify Bank of such payment by electronic data transmission (including payment date, amount, and account number) and Bank shall deduct such amount from any amounts due Retailer hereunder unless such amount shall be deposited in the Store Account in accordance with Section 4.3(b)(ii) above.

            4.4. Statement Messages and Inserts. Subject to the right of Bank to include in mailings to Cardholders periodic billing statements and any legal notices necessary to send to Cardholders, Retailer shall have the sole right to have materials advertising its Goods and Services and any Value-Added Programs included in the envelopes containing the periodic statements. Bank shall not include with any periodic statements any materials other than legal notices necessary to send to Cardholders. Such materials shall conform to size requirements reasonably established from time to time by Bank with reasonable prior notice of any changes. Retailer shall use reasonable efforts to (i) notify Bank at least fifteen (15) days before the proposed billing cycle of any such statement insert, and (ii) provide Bank with a draft copy of any such advertising material at the time it notifies Bank of such mailing for Bank and, with respect to any references to Bank, the Credit Card or the Accounts, provide Bank with the opportunity to review and approve or disapprove such draft copy in its reasonable discretion. Retailer shall provide Bank with the materials to be included in the mailing not less than two (2) Business Days prior to the initial insertion date. The initial five (5) inserts provided by Retailer for inclusion in each periodic billing statement shall be without charge to Retailer. Each additional insert shall be subject to a charge by Bank as described on Exhibit 4.4 (the "Insert Fee"). Retailer shall also have the right, without charge, to have messages printed on billing statements, provided that Retailer meets any reasonable specifications of Bank in respect thereof.

            4.5. Scoring and Credit Management. Bank shall consult with Retailer concerning the initial scoring and credit limit management policies and procedures, which policies and procedures shall be reviewed and may be approved or disapproved by Retailer in its reasonable discretion. Bank shall consult with Retailer concerning any changes to the scoring and credit limit management policies and procedures, which changes shall be reviewed and may be approved or disapproved by Retailer in its reasonable discretion. In the event that the scoring and credit limit management policies and procedures used in connection with the Program are less favorable to Retailer than the scoring and credit limit management policies and procedures used in connection with any of Bank's other retail client programs in similar industries, Bank shall so advise Retailer promptly and, if Retailer so requests, shall revise the scoring and credit limit management policies and procedures of the Program to reflect the favorable elements of the other retail client policies and procedures. In addition, upon Retailer's request, Bank shall review with Retailer the performance of the Accounts and Receivables and shall provide Retailer on a monthly basis with such reports as shall be mutually agreed upon regarding the ongoing performance of the Accounts and Receivables. Notwithstanding any other provision of this subsection to the contrary, (i) each party, without the other's approval, may take any actions at any time that it in good faith determines are required by Law or demand of any Governmental Authority and (ii) Bank may take any actions that it in good faith determines are required to prevent the operation of the Program from becoming an Unsafe and Unsound Banking Practice and shall give such notice as is reasonable under the circumstances. The determinations made by the parties in accordance with the preceding sentence shall take into account, if pertinent, the overall economics of the Program, including (among other things) the semi-annual reconciliation provided for in
Section 6.4 (Semi-Annual Reconciliation). Any changes so made by any party shall be made in a manner designed to ameliorate any negative impact on the other party or Cardholders.

            4.6. Operation of the Program. (a) During the term of this Agreement, Bank shall operate, maintain and promote the Program for all Stores and Direct Marketing Programs in a professional manner in accordance with the Operating Procedures. Bank shall consult with Retailer concerning the initial Operating Procedures, which Operating Procedures shall be reviewed and may be approved or disapproved by Retailer in its reasonable discretion. In this connection, Bank and Retailer shall meet prior to the Conversion Date in order to discuss the initial Operating Procedures. Bank shall consult with Retailer concerning any changes to the Operating Procedures, which changes shall be reviewed and may be approved or disapproved by Retailer in its reasonable discretion. The parties shall cooperate in the operation of the Program and in developing and implementing procedures necessary for the operation of the Program. Notwithstanding any other provision of this subsection to the contrary,
(i) each party, without the other's approval, may take any actions at any time that it in good faith determines are required by Law or demand of any Governmental Authority and (ii) Bank may take any actions that it in good faith determines are required to prevent the operation of the Program from becoming an Unsafe and Unsound Banking Practice and shall give such notice as is reasonable under the circumstances. The determinations made by the parties in accordance with the preceding sentence shall take into account, if pertinent, the overall economics of the Program including (among other things) the semi-annual reconciliation provided for in Section 6.4 (Semi-Annual Reconciliation). Any changes so made by any party shall be made in a manner designed to ameliorate any negative impact on the other party or Cardholders.

            (b) Bank shall operate the Program as separate programs for each separate group of Stores of Retailer to the following extent. To the extent that the name, trademark or tradename used by United Retail Incorporated or one or more of its groups of Stores appears on the credit cards, billing and dunning statements, customer correspondence, applications, etc., Bank shall divide the Cardholders into not more than eight groups and use for each group the name or mark specified by Retailer for such group, but unless otherwise agreed Bank shall administer the Program uniformly for all groups. All Accounts (for all groups) will be billed in no more than three consecutive Billing Cycles within the same calendar week each month.

            4.7. Reports. Bank shall provide Retailer with the reports specified on Exhibit 4.7 hereto in the frequency specified on Exhibit 4.7, and with such other reports as Retailer reasonably may request from time to time. If such other reports are not readily available, Retailer shall pay Bank for customization in accordance with Exhibit 5.2.

            4.8. Equipment; Systems. (a) Retailer shall maintain at its own expense the point of sale and authorization terminals, credit card imprinters and other items of equipment as used by it prior to the date hereof to receive authorizations, transmit Charge Slip and Credit Slip information, process Credit Card Applications and perform its obligations under this Agreement.

            (b) Bank shall maintain at its own expense the equipment and computer systems needed to perform its obligations hereunder in accordance with the standards set forth herein.

            (c) The computer programs and telecommunications protocols to facilitate communications between Bank and Retailer shall be mutually agreed upon from time to time subject to reasonable prior notice of any change in such programs, equipment or protocols.

            4.9. Collections. (a) Certain collection policies and procedures to be used in connection with the Program are summarized on Exhibits 4.1(b)(1) and
4.9 hereto. Except as may be provided in subsection (d) below, Bank shall consult with Retailer concerning any changes to the collection policies and procedures, which changes shall be reviewed and may be approved or disapproved by Retailer in its reasonable discretion.

            (b) In the event that the collection policies and procedures used in connection with the Program (including timing of collection calls, collector experience levels and collection technology but excluding the average number of delinquent accounts assigned to a collector) are less favorable to Retailer than the comparable collection policies and procedures used in connection with Bank's other retail clients in similar industries ("Other Client Policies and Procedures"), Bank shall advise Retailer within thirty (30) days and shall promptly thereafter improve the collection policies and procedures used in connection with the Program (excluding the average number of delinquent accounts assigned to a collector) to a level and quality at least equal to the Other Client Policies and Procedures without any additional cost to Retailer.

            (c) In the event that the average number of delinquent accounts assigned to a collector for the Program is higher than the average number assigned to a collector for any of Bank's other retail clients in similar industries, Bank shall advise Retailer within thirty (30) days and shall promptly deliver to Retailer an estimate of Bank's additional cost that would be incurred if the average number of delinquent accounts assigned to a collector for the Program were reduced to the average assigned to a collector for such other client of Bank. Upon request by Retailer and at Retailer's expense, Bank shall promptly reduce the average number of delinquent accounts assigned to a collector for the Program to the number requested by Retailer and the fee associated therewith shall be adjusted by Bank accordingly.

            (d) Notwithstanding any other provision of this subsection to the contrary, (i) each party, without the other's approval, may take any actions at any time that it in good faith determines are required by Law or demand of any Governmental Authority and (ii) Bank may take any actions that it in good faith determines are required to prevent the operation of the Program from becoming an Unsafe and Unsound Banking Practice, and shall give such notice as is reasonable under the circumstances. The determinations made by the parties in accordance with the preceding sentence shall take into account, if pertinent, the overall economics of the Program including (among other things) the semi-annual reconciliation provided for in Section 6.4 (Semi-Annual Reconciliation). Any changes so made by any party shall be made in a manner designed to ameliorate any negative impact on the other party or Cardholders.

            4.10. Costs of the Program. Except to the extent of Pass Through Fees and other fees expressly provided for herein, Bank shall bear all costs associated with the administration of the Program.


                                    ARTICLE V
                              SETTLEMENT PROCEDURES

            5.1. Daily Settlement For Charge Data. (a) Retailer shall electronically transmit all Charge Data to Bank in a format mutually agreed upon by the parties. Upon receipt, Bank shall promptly verify and process such Charge Data, and in the time frames specified herein, Bank shall remit to Retailer an amount equal to the remainder of the Net Transaction Volume indicated by such Charge Data for the Credit Sales Day(s) for which such remittance is made less any In-Store Payments received on that day and not deposited in a Store Account. In the event Bank discovers any discrepancies in the amount of Charge Data submitted by Retailer or paid by Bank to Retailer, Bank shall notify Retailer in detail of the discrepancy, and credit or debit Retailer, as the case may be, in a subsequent daily settlement. Bank shall transfer funds via wire transfer to an account designated in writing by Retailer to Bank. If Charge Data is received by Bank's processing center before noon Eastern time on a Business Day, Bank shall pay the amount owed to Retailer by 9:00 a.m. Eastern time on the next Business Day thereafter. In the event that the Charge Data is received in the afternoon Eastern time on a Business Day, then Bank shall pay the amount owed to Retailer no later than 9:00 a.m. Eastern time on the second Business Day thereafter.

            (b) Notwithstanding the foregoing, if any Event of Bankruptcy has occurred with respect to Retailer (and so long as the same has not been dismissed), Credit Slips payable by Retailer to Bank as part of the Net Transaction Volume shall no longer be netted against Purchases on Accounts, but instead

**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

Retailer shall transfer the amount of such Credit Slips to Bank by wire transfer of immediately available funds (or, if the aggregate amount to be transferred pursuant to this Section is less than **, by check sent to Bank by overnight delivery service), not later than the second Business Day following the date on which the events giving rise to such credits occur (and amounts payable by Bank for Purchases on Accounts shall be made without deduction for Credit Slips). If Retailer does not pay to Bank the amount of all Credit Slips as required by the immediately preceding sentence, Bank shall have the right to set off all such amounts against daily settlements or other amounts to be paid to Retailer.

            5.2. Pass-Through Expenses and Insert Fees. Bank shall invoice Retailer monthly for the Pass-Through Expenses and Insert Fees payable by Retailer pursuant to this Agreement. Retailer shall pay Bank within fifteen (15) Business Days of receipt of each such invoice.

            5.3. Taxes. Retailer shall be responsible for, and shall either pay or reimburse Bank for, any and all federal, state and local taxes or assessments of any kind levied on or with respect to the Program, except for any franchise or income taxes of Bank, its parent or other affiliates, or those assessed on the net worth of Bank or its parent or other Affiliates.

            5.4. Settlement Reports. Bank shall provide a daily settlement report to Retailer documenting each day's settlement under Section 5.1 (Daily Settlement for Charge Data) hereof. Bank shall provide a monthly report to Retailer, prior to or with each invoice under Section 5.2 (Pass-Through Expenses and Insert Fees) hereof containing detailed documentation of all fees and expenses.


                                   ARTICLE VI
                                PROGRAM ECONOMICS

            6.1. Monthly Statements. (a) On or about the fourteenth (14th) Business Day of each calendar month, Bank shall provide Retailer with a statement (each a "Monthly Statement") setting forth with respect to the preceding calendar month (i) the Monthly Program Costs incurred by Bank for such calendar month, (ii) the Monthly Program Revenues for such calendar month, and
(iii) such other data which may reasonably be requested by Retailer to document and substantiate the foregoing. For purposes hereof, Monthly Program Costs are defined as: (A) the Cost of Funds with respect to the calendar month at issue, plus (B) the Write-Off Amount for the calendar month at issue, plus (C) all Consumer Charges written off by Bank in accordance with the Write-Off Policy with respect to the calendar month at issue. Monthly Program Revenues are Consumer Charges billed by Bank with respect to the calendar month at issue (including any real-time

**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

adjustments made by Bank during that month), excluding revenues in respect of Value-Added Programs.

            (b) On or about the fourteenth (14th) Business Day of each calendar month, Bank also shall provide Retailer with a statement (each a "Monthly Retailer Statement") setting forth with respect to the preceding calendar month
(i) the Service Fees incurred for such calendar month, calculated in accordance with Exhibit 6.1(b) hereto, (ii) Pass Through Expenses, (iii) the amounts charged back pursuant to Article VII (Chargebacks) and (iv) such other data which may reasonably be requested by Retailer to document and substantiate the foregoing.

            6.2. Royalty Payments. Within fifteen (15) days after the end of each calendar month, Bank shall pay to Retailer an amount equal to the product of the Estimated Royalty Payment Index applicable to that calendar month multiplied by Net Transaction Volume for that calendar month (except that, if such amount is a negative, Retailer shall pay the amount to Bank).

            6.3. Other Payments. (a) Within thirty days after receipt by Retailer of the Monthly Retailer Statement, Retailer shall pay to Bank, an amount equal to the sum of the Service Fee and the charged back amount, all for the applicable month as set forth on the Retailer Monthly Statement for such month.

            (b) Retailer shall pay to Bank on the date hereof ** as an inducement fee.

            (c) Bank shall bill Retailer an amount equal to the Securitization Fees upon the initial sale of Receivables hereunder to the Master Trust. Retailer shall pay such amount within ten (10) days after receipt of such bill

            6.4. Semi-Annual Reconciliation. As of July 31, 1999 and each January 31 and July 31 thereafter, Bank shall calculate the Actual Royalty Payment for the preceding six-month period. In the event that the Actual Royalty Payment for the six-month period exceeds the Estimated Royalty Payment during the six-month period, Bank shall pay the difference between the two such amounts to Retailer within fifteen (15) Business Days after receipt of the Monthly Statement for the last month in the six-month period. In the event that the Estimated Royalty Payment exceeds the Actual Royalty Payment, Retailer shall pay the difference between the two such amounts to Bank within fifteen (15) Business Days after receipt of the Monthly Statement for the last month in the six-month period. The foregoing notwithstanding, the parties acknowledge and agree that:
(a) in the event that this Agreement shall expire in accordance with Section 13.1(a) (Term of Agreement), calculations in respect of the period from the preceding August through the scheduled termination date shall be made for that seven-month period with such adjustments hereto as may be necessary to accommodate such

**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

change, and (b) if this Agreement terminates on any date other than January 31 or July 31 except in accordance with Section 13.1(a) (Term of Agreement), the foregoing calculation shall take place on the scheduled calculation date but the payments shall be adjusted to reflect only the period during which this Agreement was in effect.

            6.5. Service Fee Adjustment. (a) The Parties agree that the Service Fees set forth on Exhibit 6.1(b) shall remain in effect without adjustment during the first twelve (12) months of the Initial Term, except as provided in subsection (b) below. Commencing with each 12-month anniversary thereafter, Bank may increase or shall decrease the Service Fees for such year by an amount not to exceed ** of the prior year's actual CPI-U percentage increase or decrease, provided that the amount of any postage costs or bank clearing fees shall not be subject to the CPI-U increase or decrease. For the purposes of this Section 6.5, "CPI-U percentage increase or decrease" shall mean the average percentage increase or decrease in the Consumer Price Index for all Urban Consumers ("CPI-U"), published by the Bureau of Labor Statistics of the U.S. Department of Labor, over or below the then most recent twelve (12)-month period for which such statistics are available; provided that, if the CPI-U is no longer being published, the parties shall agree upon use of the most comparable consumer price index being published at such time.

            (b) Exhibit 6.5(b) sets out the assumptions used to calculate certain Service Fees. In the event that, within three months after the purchase of the Existing Accounts, Bank demonstrates material variances from such assumptions, such Service Fees shall be adjusted as indicated on Exhibit 6.5(b). Such fee adjustments shall be effective between the dates three (3) months and fifteen (15) months after such demonstration. Bank shall provide Retailer with information reasonably requested by Retailer to determine whether adjustments are warranted.

            6.6. Program Incentive Payment. Bank shall make a non-refundable payment of ** for the initial year of the Agreement. The payment shall be made on January 31, 2000.

            6.7. Postage. Postage costs for Credit Card statements that exceed one ounce shall be a direct Pass Through Expense to Retailer. However, Bank promptly shall notify Retailer of each instance in which inserts provided to Bank in accordance with Section 4.4 (Statement Messages and Inserts), when taken together with a one-page statement, envelope and remittance envelope, will exceed one ounce. Unless, within eight (8) hours after receipt of such notice, Retailer advises Bank to exclude any insert(s) from its mailings, the additional postage cost shall be passed through as a Pass Through Expense in accordance herewith. Any additional out-of-pocket expenses incurred by Bank in postage to mail billing statements and other correspondence due to an increase in the cost of postage from the United States Postal Service after the date hereof also shall be borne by Retailer and Bank shall increase the fees for statement generation, embossing and letters (all as indicated on Exhibit 6.1(b)) accordingly. Adjustments shall be made for any subsequent decreases in such expenses.

            6.8. Bad Debt Incentive Program. The parties acknowledge and agree that it is in the best interest of the Program and the parties hereto that the BDIP Write-Off Amount for any and all periods be carefully monitored and kept as low as possible (within the parameters of this Agreement and keeping in mind customer relations concerns). To that end, in the event that, during the 12-month period preceding January 31, 2000 or any 12-month period thereafter, the BDIP Write-Off Percentage is less than the BDIP Base Write-Off Percentage, Retailer shall pay to Bank in respect of such year an amount equal to: the product of (a) the BDIP Incentive Percentage for that period, multiplied by (b) the BDIP Lagged AR for that period, which product shall then be multiplied by
(c) the Approval-Related Percentage. In the event that, during the 12-month period preceding January 31, 2001 or any 12-month period thereafter, the BDIP Write-Off Percentage is higher than the BDIP Base Write-Off Percentage, Bank shall pay to Retailer in respect of such year an amount equal to: (a) the applicable BDIP Incentive Percentage, multiplied by (b) BDIP Lagged AR. The parties agree that, if this Agreement terminates on February 29, 2004, the foregoing calculation shall be made for the 13-month period preceding February 29, 2004 and appropriate adjustments shall be made to reflect such fact.

            6.9. Reconciliation of Disputes. (a) Each party agrees to cooperate fully with the other parties in furnishing any information or performing any action reasonably requested of such party to enable the requesting party to perform its obligations under this Agreement and to comply with applicable Laws and regulations.

            (b) The parties agree that it is their desire to use their best efforts to resolve amicably any and all disputes or disagreements that may arise between them with respect to the interpretation or application of any provision of this Agreement or with respect to the performance by each party of its obligations under this Agreement, in order to avoid an early termination of this Agreement and in order to avoid litigation between the parties. Toward that end, the parties agree that in the event any dispute or disagreement arises that cannot be resolved at the operating level by the employees of each party having direct responsibility for the performance or operating function in question, each of the parties shall promptly appoint a senior officer to confer for the purpose of endeavoring to resolve such dispute or negotiate an adjustment to such provision. Any disputes that, if not resolved, may lead to an allegation by one party that it has a right to terminate this Agreement early, shall be referred to the Chief Financial Officer of Retailer and the Chief Financial Officer of Bank, who shall confer and diligently attempt to find reasonable methods of correcting the condition giving rise to the anticipated early termination event. No legal proceedings for the resolution of any such dispute shall be commenced or notice of termination of this Agreement shall be served until such officers have so conferred, and unless and until a party concludes, in good faith, that amicable resolution through continued negotiation of the matter at issue does not appear likely and such party provides written notice of same to the other parties.

            (c) All disputes about financial computations under this Agreement which cannot be resolved in accordance with the terms of subsection 6.9(b) above shall be resolved by an arbitrator in New York, New York (but, at the parties' request, the arbitrator shall travel to the relevant books and records), in accordance with the rules of the American Arbitration Association then obtaining, unless the parties mutually agree in writing to the contrary. Such arbitrator shall be an active or retired partner of a major accounting firm. The award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction thereof. Retailer and Bank and their respective accountants shall make readily available to the arbitrator all relevant books, records, work papers and personnel reasonably requested by the arbitrator. The resolution of all disputes about financial computations by the arbitrator shall be final and binding on Retailer and Bank upon written notice thereof to each such party. The fees and expenses of the arbitrator shall be borne by the party found accountable by the arbitrator.


                                   ARTICLE VII
                                   CHARGEBACK

            7.1. Bank's Right to Chargeback. Bank shall have the right, at its option, to chargeback to Retailer the amount of any Charge Slip or Credit Slip in accordance with the chargeback procedures set forth in the Operating Procedures if with respect thereto:

            (a) a Cardholder asserts any claim or defense against Bank as a result of any act or omission of Retailer, any other Person authorized to accept Credit Cards or any Person providing Value-Added Programs or Direct Marketing Programs allegedly in violation of any applicable law, statute, ordinance, rule or regulation;

            (b) an Cardholder disputes the amount or existence of the transaction covered by such Charge Slip or refuses to pay alleging dissatisfaction with Goods and Services received, a breach of any warranty or representation by Retailer, any other Person authorized to accept Credit Cards or any Person providing Value-Added Programs or Direct Marketing Programs in connection with the transaction, or an offset or counterclaim against Bank based on an act or omission of Retailer, any other Person authorized to accept Credit Cards or any Person providing Value- Added Programs or Direct Marketing Programs; and

            (c) Retailer fails to promptly retrieve and deliver to Bank within fifteen (15) days after a request by Bank, a hard copy of such Charge Slip (unless such Charge Slip arose in connection with a mail order sale, in which event, no hard copy need be provided by Retailer).

            7.2. Exercise of Chargeback. Bank shall provide to Retailer a reasonably detailed explanation of the basis of chargebacks from time to time during each month. Retailer shall pay Bank in respect of charged back amounts monthly in accordance with Section 6.3 (Service Fee Payment). Upon receipt of such amount, Bank shall assign, without recourse, all right to payment for such Charge Slip or portion thereof to Retailer.


                                  ARTICLE VIII
                  REPRESENTATIONS AND WARRANTIES OF RETAILER

            8.1. Representations and Warranties of Retailer. To induce Bank to establish and administer this Program, Retailer makes the following representations and warranties to Bank, each of which shall survive the execution and delivery of this Agreement, and each of which shall be deemed to be restated and remade on each day on which any Account is opened or Charge Data is submitted to Bank:

            (a) Existence. Each of Retailer (i) is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware;
(ii) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership or lease of property or the conduct of its business require such qualification except where failure to so qualify or the lapse of such qualification has not or is not expected to have a material adverse effect on its ability to perform its obligations hereunder; (iii) has the requisite power and authority and the legal right to own and operate its properties, to lease the properties it operates under lease, and to conduct its business as now conducted and hereafter contemplated to be conducted; (iv) has all necessary licenses, permits, consents, or approvals from or by, and has made all necessary notices to all governmental authorities having jurisdiction, the absence of which would have a material adverse effect on its operation; and (v) is in compliance with its organizational documents in all material respects.

            (b) Power, Authorization; Enforceable Obligation. The execution, delivery, and performance of this Agreement and all instruments and documents to be delivered by each of Retailer hereunder: (i) is within its corporate power;
(ii) has been duly authorized by all necessary or proper corporate action; (iii) does not and shall not contravene any provisions of its organizational documents; (iv) shall not violate any Law or regulation or any order or decree of any court or governmental instrumentality; (v) shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which it is a party or by which it or any of its assets or property are bound; and (vi) does not require any filing or registration with or the consent or approval of any governmental authority or any other person which has not been made or obtained previously. This Agreement has been duly executed and delivered by each of Retailer, and constitutes a legal, valid, and binding obligation of each of Retailer, enforceable against Retailer in accordance with its terms (except as such enforceability may be limited by equitable principles of general application and subject to applicable bankruptcy and other laws affecting the rights of creditors generally).

            (c) Litigation. As of the date of this Agreement, there is no claim, litigation, proceeding, arbitration, investigation or material controversy pending before any court, tribunal, governmental body or governmental agency to which either of Retailer is a party and by which it is bound, which is likely to have a material adverse effect on the ability of that Retailer to consummate the transactions contemplated hereby, and, to the best of each Retailer's knowledge and information, no such claim, litigation, proceeding, arbitration, investigation or controversy has been threatened or is contemplated and to the best of its knowledge no facts exist which would provide a basis for any such claim, litigation, proceeding, arbitration, investigation or controversy.

            (d) Executive Office and Name. The legal name and address of the chief executive office and principal place of business of each of Retailer is and shall continue to be set forth on Exhibit 8.1(d) hereto (as modified from time to time by notice from Retailer to Bank).

            (e) Solvency.  Retailer is Solvent.

                                   ARTICLE IX
                              COVENANTS OF RETAILER

            Retailer covenants to do the following during the term of this
Agreement:

            9.1. Cooperation. Retailer shall respond to, and cooperate with, Bank promptly in connection with the resolution of disputes with Cardholders.

            9.2. Exchange Policy. Retailer shall maintain a policy for the exchange and return of Goods and adjustments for Services rendered or not rendered that is in accordance with all applicable Laws and, to the extent the adjustment took place at a Store, shall promptly deliver a Credit Slip to the Cardholder and include credit for such return or adjustment in the Charge Data in accordance with the Operating Procedures in the event the return/exchange has been authorized in accordance with Retailer's policies.

            9.3. Treatment of Cardholders. Retailer shall not seek or obtain any special agreement or condition from, nor discriminate in any way against, Cardholders with respect to the terms of any transaction.

            9.4. Financial Reporting. (a) So long as Retailer is subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (i) as soon as reasonably available and in any event within ninety (90) days after the close of its fiscal year, Retailer shall submit to Bank an audited annual report of Retailer's annual earnings, including its audited consolidated balance sheets, income statements and statement of cash flows and changes in financial position and (ii) promptly after the filing thereof, Retailer shall submit to Bank copies of all proxy statements, and all reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission by Retailer.

            (b) If Retailer is not subject to the reporting requirements of
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended
(i) as soon as reasonably available and in any event within ninety (90) days after the close of its fiscal year, Retailer shall submit to Bank an audited annual report of Retailer's annual earnings, including its audited consolidated balance sheets, income statements and statement of cash flows and changes in financial position together with the opinion of its independent accountants, and
(ii) as soon as reasonably available and in any event within 45 days after the close of each of its fiscal quarters, Retailer shall submit to Bank an unaudited quarterly report of Retailer's earnings, including its consolidated balance sheets, income statements and statement of cash flows and changes in financial position, accompanied by the certification on behalf of Retailer by Retailer's chief financial officer that such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the consolidated financial position of URGI as of the end of such fiscal quarter and the results of its operations.

            9.5. Compliance with Law. Each of Retailer shall comply in all material respects with all Laws applicable to it, its business and its properties (it being understood that this covenant in no event imposes on either Retailer liability for any elements of the Program for which Bank is responsible hereunder).

            9.6. Communications. Promptly after receipt, each of Retailer shall deliver to Bank copies of any communications relating to an Account from a Cardholder or any Governmental Authority.

            9.7. Audit and Access. Retailer shall permit Bank, during normal business hours and upon reasonable notice, to visit the offices of Retailer from time to time, and shall permit Bank from time to time to discuss the Program with Retailer and its officers and employees and to examine the books and records of Retailer relating to the Program or have the same examined by Bank's attorneys and/or accountants. In connection therewith, Retailer agrees, subject to applicable privacy and other laws, to make all documents and data regarding the Program available to Bank, and in connection therewith to permit Bank to make copies of all such documents and data.

            9.8. Use of Credit Cards. Retailer shall not permit Cardholders to effect Purchases of goods or services not otherwise sold by Retailer in its Stores or through Direct Marketing Programs or Value-Added Programs.

            9.9. Application Processing. Retailer shall accept and transmit Credit Card Applications only at Stores or, to the extent Bank agrees, in connection with Direct Marketing Programs and Retailer shall not otherwise authorize any Person to accept or transmit Credit Card Applications.


                                    ARTICLE X
                     REPRESENTATIONS AND WARRANTIES OF BANK

            10.1. Representations and Warranties of Bank. Bank makes the following representations and warranties to Retailer, each of which shall survive the execution and delivery of this Agreement, and each of which shall be deemed to be restated and remade on each day on which any Account is opened or Charge Data is submitted to Bank:

            (a) Corporate Existence. Bank (i) is, and at all times during the term of this Agreement shall remain, a national banking association duly organized, validly existing, and in good standing under the laws of the United States; (ii) has the requisite power and authority and the legal right to own, pledge, mortgage, and operate its properties, to lease the properties it operates under lease, and to conduct its business as now conducted and hereafter contemplated to be conducted; and (iii) is in compliance with its articles of association and bylaws.

            (b) Power, Authorization; Enforceable Obligations. The execution, delivery, and performance of this Agreement and all instruments and documents to be delivered by Bank hereunder: (i) are within Bank's corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) do not and shall not contravene any provision of Bank's articles of association or bylaws; (iv) shall not violate any Law or regulation or an order or decree of any court or governmental instrumentality to which Bank is subject; (v) shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease agreement, or other instrument to which Bank is a party or by which Bank or any of its property is bound; and (vi) do not require any filing or registration by Bank with or the consent or approval of any Governmental Authority or any other Person which has not been made or obtained previously. This Agreement, and the consummation by Bank of the transactions contemplated herein, have been duly authorized and duly executed and delivered by Bank, and constitute the legal, valid, and binding obligation of Bank, enforceable against Bank in accordance with their terms (except as such enforceability may be limited by equitable principles of general application and subject to applicable bankruptcy and other laws affecting the rights of creditors generally).

            (c) Litigation. As of the date of this Agreement, there is no claim, litigation, proceeding, arbitration, investigation or material controversy pending before any court, tribunal, governmental body or governmental agency to which Bank is a party and by which it is bound, which is likely to have a material adverse effect on the ability of Bank to consummate the transactions contemplated hereby, and, to the best of Bank's knowledge and information, no such claim, litigation, proceeding, arbitration, investigation or controversy has been threatened or is contemplated and to the best of Bank's knowledge no facts exist which would provide a basis for any such claim, litigation, proceeding, arbitration, investigation or controversy.

            (d)   Solvency.  Bank is Solvent.

            (e) Bank as Creditor; Compliance with Law. Bank is the owner and creditor in respect of Accounts and Receivables and will export Consumer Charges in accordance with all applicable Laws, including all applicable banking and consumer credit laws and regulations. Except to the extent of Retailer's representations in respect of Existing Accounts, the terms, conditions and structure of the Program and Accounts comply with all such applicable laws and regulations (it being understood that this representation in no event imposes on Bank liability

CONFIDENTIAL TREATMENT REQUESTED

for any elements of the Program for which Retailer is responsible hereunder).

            (f) Integrity of Computer Systems. For each calendar month during 1997, Bank's computer processing system relating to Bank's customized revolving credit programs was operational and performed its functions for which it is intended for at least ** of the time such system was scheduled to be operational during such month.


                                   ARTICLE XI
                                COVENANTS OF BANK

            Bank covenants to do the following during the term of this
Agreement:

            11.1. Compliance with Law. Except to the extent of Retailer's representations in respect of Existing Accounts, the Program and all (i) actions taken by Bank, (ii) agreements with Cardholders, forms, letters, notices, statements or other materials used by Bank in connection with the performance of its duties and obligations in connection with the Accounts and Receivables,
(iii) actions taken by Bank in connection with each sale of Goods and Services resulting in an Account or Receivable, and (iv) Account Documentation and other Program documents, to the extent such documentation has been prepared by or at the direction of Bank, in each case taken as a whole, shall materially comply with all applicable Laws, including, without limitation, the federal Consumer Credit Protection Act and Regulation Z under Title I thereof and federal and state banking and rate exportation laws. Bank shall comply in all material respects with all Laws with respect to Bank, its business, the Program and its properties.

            11.2. Audit and Access. Bank shall permit Retailer, during normal business hours and upon reasonable notice, to visit the offices of Bank from time to time, and shall permit Retailer from time to time to discuss the Program with Bank and its officers and employees, monitor calls, including collection and customer service calls (except to the extent prohibited by applicable Law or otherwise requested by a Cardholder) and examine the books and records of Bank relating to the Program or have the same examined by Retailer's attorneys and/or accountants (it being understood that the books and records referenced in this sentence shall not include Bank's internal profit and loss statements unless Bank has taken the position that the operation of the Program is or may become an Unsafe and Unsound Banking Practice). In connection therewith, Bank agrees, subject to applicable Laws, to make all documents and data regarding the Program (including documents and data needed to verify fees and payments made hereunder as well as documents and data necessary to determine that the Service Standards and standards in respect

**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

of collections are being met) available to Retailer, and in connection therewith to permit Retailer to make copies of all such documents and data. Without limiting the generality of the foregoing, Bank agrees to provide to Retailer, upon Retailer's request, (a) documents indicating the forms of statement messages sent to Cardholders with delinquent Accounts at each stage of delinquency, (b) copies of collection and customer service scripts and training manuals provided by Bank to its employees for use in connection with the Program, and (c) information indicating the circumstances under and times at which the scripts and manuals described in subsection (b) are used. It is acknowledged and agreed that (i) any documents or information described in subsection (b) or (c) of the preceding sentence that are provided to Retailer is confidential information of Bank subject to the terms of Section 12.7 (Confidentiality) and (ii) none of the documents and information described in the preceding sentence shall constitute Program Assets. All audits shall be at Bank's expense if material discrepancies in amounts paid or charged by Bank or in services and activities provided by Bank are discovered. Bank acknowledges that Retailer intends to conduct a formal audit in respect of the Program on an annual basis.

            11.3. Financial Information. Within thirty (30) days after first publicly available, Bank shall provide Retailer with copies of all publicly available portions of its quarterly call reports.

            11.4. Operating Procedures. Bank shall comply with the Operating Procedures.

            11.5. Cooperation. Bank shall respond to and cooperate with Retailer promptly in connection with the resolution of disputes with Cardholders.

            11.6. Communications Concerning Litigations. Promptly after receipt, Bank shall deliver to Retailer any communications relating to litigation involving the Program.


                                   ARTICLE XII
                                OTHER AGREEMENTS

            12.1. Retailer Acquisitions. In the event that Retailer or any of its Affiliates, directly or indirectly, acquires (i) all or substantially all of the assets of any other Person engaged in the business of retail sales, (ii) more than ** of the outstanding voting securities of such a Person or (iii) the power to direct or cause the direction of such a Person's management or policies, whether through the ownership of securities, control of its board of directors, contract or otherwise, then (1) Retailer or any of its Affiliates may determine not to operate a private label credit card program in connection with such acquired business, (2) if such acquired Person maintains or utilizes a private label credit card program at the time the acquisition by Retailer is consummated, Retailer or any of its Affiliates may maintain such program (except that at the time (if any) that such acquired Person entertains bids in respect of such program, Bank shall be provided with a right of first refusal with respect thereto, exercisable on thirty (30) days' notice to Retailer, and (3) if such acquired Person does not maintain a credit program but Retailer or its Affiliates determine to establish such a program, Retailer or such Affiliates may establish such a program inhouse or with a third party (except that Bank shall have a right of first refusal with respect to a proposed third party program, exercisable on thirty (30) days notice to Retailer).

            12.2. Exclusivity. During the term of this Agreement, Retailer shall not, directly or indirectly, advertise, promote, sponsor, solicit, permit solicitation of, or make available to customers of Retailer for Purchases or otherwise provide at any Store any credit program, credit facility, credit card program, charge program or debit or secured card program or facility which is similar in purpose or effect to this Program, other than (i) credit provided in connection with the Program hereunder, (ii) credit provided by generally accepted multi-purpose credit or charge cards such as American Express, Mastercard, Visa and the Discover card or by any generally accepted multi-purpose debit or secured cards (provided that none of the cards referred to in this clause (ii) may be "co-branded," "sponsored" or "co-sponsored" with Retailer) and (iii) those authorized pursuant to Section 12.1 (Retailer Acquisitions).

            12.3. Grant of Security Interest; UCC Matters. (a) The parties hereto agree that the transactions contemplated herein shall constitute a program for the extension of consumer credit and service to customers of Retailer. Notwithstanding the foregoing, in the event that Article 9 of the UCC applies or may apply to the transactions contemplated hereby, and to otherwise secure payment of and performance by Retailer of any and all indebtedness, liabilities or obligations, now existing or hereafter arising whatsoever pursuant to this Agreement, Retailer hereby grants to Bank a continuing security interest in and to all of Retailer's right, title and interest now owned or existing or hereafter acquired or arising in, to and under the following property (in each case, existing at any time, past, present or future) together with the proceeds thereof: (A) all Accounts, Receivables and Account Documentation; (B) any deposits, credit balances and reserves on Bank's books relative to any Accounts; and (C) all proceeds of the foregoing. All creditors of Retailer seeking to obtain a security interest in any of the foregoing collateral shall be required to subordinate their security interests to the security interest of Bank in the foregoing collateral as a condition precedent to obtaining any such security interest. Retailer agrees to cooperate fully with Bank as Bank may reasonably request in order to give effect to the security interest granted by this Section 12.3, including, without limitation, the filing of UCC-1 or comparable statements in order to perfect such security interest.

            (b) Retailer shall give Bank not less than thirty (30) days' written notice prior to (i) Retailer transferring its executive offices to any location other than that set forth in Exhibit 8.1(d) hereto, and (ii) Retailer changing its corporate name; and, notwithstanding (i) and (ii) hereof, no such change may be effected before the Retailer shall have furnished to Bank signed copies of all filings and all actions as Bank may reasonably determine to be necessary or appropriate to preserve and maintain at all times the perfection and priority of the Liens granted or purported to be granted to Bank hereunder with respect to the Accounts and the Receivables.

            (c) Retailer shall not change its name, identity or structure in any manner that might make any financing statement filed to preserve and maintain the perfection and priority of any Liens, if any, granted or purported to be granted to Bank hereunder seriously misleading within the meaning of Section 9-402(7) (or comparable provision) of the UCC unless Retailer shall have given Bank at least thirty (30) days' prior written notice thereof and shall have furnished to Bank signed copies of any amendments to such financing statements and all other filings and all other actions as may be necessary to preserve and maintain at all times the perfection and priority of the security interests granted or purported to be granted to Bank hereunder.

            12.4. Use of Retailer Marks. (a) Retailer hereby shall cause The Avenue, Inc. ("Owner") to grant to Bank a non-exclusive, royalty-free, non-transferable right and license to use the Retailer Marks in the United States in connection with the creation, establishment, marketing and administration of, and the provision of services related to, the Program, all pursuant to, and in accordance with, this Agreement. Those services shall be the solicitation of Cardholders, acceptance of Credit Card Applications, issuance and reissuance of Credit Cards, the provision of accounting services to Cardholders, the provision of billing statements and other correspondence relating to Accounts to Cardholders, the extension of credit to Cardholders, and the advertisement or promotion of the Program. The license hereby granted is solely for the use of Bank and shall not be sublicensed by Bank.

            (b) The license granted hereunder shall terminate upon the later of
(i) the termination of this Agreement or (ii) the Final Liquidation Date, but in no event later than five (5) years after the effective date of termination of this Agreement.

            (c) Upon the termination of the license as provided in subsection
(b) above, all rights in the Retailer Marks shall revert to Owner, the goodwill connected therewith shall remain the property of Owner and Bank shall: (i) discontinue immediately all use of the Retailer Marks, or any of them, and any colorable imitation thereof; and (ii) at its option, delete the Retailer Marks from, destroy or return to Retailer unused all Credit Cards, Credit Card Applications, Account Documentation, periodic statements, materials, displays, advertising and sales literature and any other items bearing any of the Retailer Marks.

            (d) Bank acknowledges that (1) the Retailer Marks, all rights therein, and the goodwill associated therewith, are, and shall remain, the exclusive property of Owner, (2) it shall take no action which shall adversely affect Owner's exclusive ownership of the Retailer Marks or the goodwill associated with the Retailer Marks, and (3) any and all goodwill arising from use of the Retailer Marks by Bank shall inure to the benefit of Owner. Nothing herein shall give Bank any proprietary interest in or to the Retailer Marks, except the right to use the Retailer Marks in accordance with this Agreement and Bank shall not contest Retailer's title in and to the Retailer Marks.

            (e) Bank shall use the Retailer Marks as set forth in this Section and shall provide services under the Retailer Marks in accordance with the standards set forth herein. Bank shall provide Retailer with representative samples of Credit Cards, card mailing materials, displays, advertising and sales literature and any other items bearing or intended to bear any of the Retailer Marks (the "Materials"), which Materials shall be reviewed and may be approved or disapproved by Retailer in its reasonable discretion.

            (f) Bank shall not use the Retailer Marks, or any colorable imitation thereof, other than as provided herein. In addition, Bank shall not adopt or use as a trademark, service mark, logo or tradename, or claim any rights in or to, any of the Retailer Marks or other marks confusingly similar to any of the Retailer Marks.

            (g) If any of the Retailer Marks is infringed, Owner alone has the right, in its sole discretion, to take whatever action it deems necessary to prevent such infringing use. Bank shall reasonably cooperate with and assist Owner in the prosecution of those actions that Owner determines, in its sole discretion, are necessary or desirable to prevent the infringing use of any of the Retailer Marks.

            12.5. Power of Attorney. Retailer authorizes and empowers Bank and grants to Bank a power of attorney to sign and endorse Retailer's name on all checks, drafts, money orders or other forms of payment in respect of Accounts under the Agreement. This limited power of attorney conferred hereby is deemed a power coupled with an interest and shall be irrevocable prior to the Final Liquidation Date.

            12.6. Force Majeure. Notwithstanding any other provision of this Agreement, neither party shall be liable in any manner to the other for any delay, failure in performance, loss or damage due to fire, industry-wide strike, embargo, explosion, earthquake, flood, war, industry-wide labor disputes, civil or military authority, acts of God or the public enemy, inability to secure fuel or acts or omissions of telecommunications carriers (each, a "Force Majeure Event"), except that (a) to the extent the Force Majeure Event affects Bank's performance hereunder in such a manner as would warrant any Service Fee Adjustments, the Service Fee owed by Retailer in respect of periods during the Force Majeure Event shall be decreased to reflect such Service Fee Adjustments,
(b) to the extent that the Force Majeure Event causes Bank to fail to provide any services to be paid for by the Service Fee, Retailer shall have no obligation to pay that portion of the Service Fee to Bank during the period of the Force Majeure Event, (c) the defaulting party shall take all steps to alleviate the impact of the Force Majeure Event on the non-defaulting party that it is taking with respect to any other Person with whom it does business, and
(d) the non-defaulting party shall have a right of termination as and to the extent provided in Section 13.2(h) (Bank Termination Events) or 13.4(j) (Retailer Termination Events), as the case may be.

            12.7. Confidentiality. (a) All proprietary and non-public material and information (i) supplied by Retailer to Bank or learned by Bank from Retailer, (ii) supplied by Bank to Retailer or learned by Retailer from Bank, or
(iii) relating to the Program including, without limitation, the terms of this Agreement, marketing plans and test results relating to the Program, information relating to the performance of Accounts, the Cardholder List and any other lists of information related to Cardholders or applicants for Accounts obtained in connection herewith, are confidential and proprietary ("Confidential Information"); provided, however, that this Agreement may be filed with the Securities and Exchange Commission by URGI provided that URGI shall request confidential treatment of all percentage numbers and dollars figures contained herein. Confidential Information shall not include any information which (A) at the time of disclosure by one party hereto is generally available or known to the public (other than as a result of an unauthorized disclosure by the disclosing party); (B) was available to one party on a non-confidential basis from a source other than the other party (provided that such source, to the best of such party's knowledge, was not obligated to the other party to keep such information confidential); or (C) was in one party's possession prior to disclosure by the other party to it.

            (b) Confidential Information shall be used by each party solely in the performance of its obligations or exercise of its rights pursuant to this Agreement, provided, however, that if Retailer purchases the Program Assets after termination of this Agreement, Retailer may use the Program Assets in any way permitted by Law. Each party shall receive Confidential Information in confidence and not disclose Confidential Information to any third party, except (i) as may be necessary to perform its obligations or exercise its rights pursuant to this Agreement or, in the case of Bank, to effect a securitization or participation of the Accounts or Receivables, (ii) as may be agreed upon in writing by the other party, or (iii) as otherwise required by Law or judicial or administrative process, provided, however, that if Retailer purchases the Program Assets after termination of this Agreement, Retailer may use the Program Assets in any way permitted by Law. Each party shall use its best efforts to ensure that its officers, employees and agents take such action as shall be necessary or advisable to preserve and protect the confidentiality of Confidential Information. Upon written request or upon the termination of this Agreement, each party shall destroy or return to the other party all Confidential Information other than Program Assets in its possession or control, subject to the each party's respective document retention policies with respect to information required to be maintained by regulatory authorities (it being understood that any information so retained shall be held in confidence and not disclosed except as in the circumstances described in subsections (i) through (iii) above). Each party acknowledges that the other party's Confidential Information is such other party's valuable asset and any breach of the confidentiality obligations with respect thereto shall result in damage to such other party.


                                  ARTICLE XIII
                              TERM AND TERMINATION

            13.1. Term of Agreement. (a) Unless otherwise sooner terminated pursuant to this Article XIII (Term and Termination), this Agreement shall remain in full force and effect for a period (the "Initial Term") commencing on the date hereof through and including February 29, 2004. Thereafter, this Agreement shall be automatically renewed for successive three (3) year terms (the term of this Agreement, as so renewed, being referred to herein as the "Extended Term") thereafter unless either Retailer, on the one hand, or Bank, on the other hand, shall have delivered written notice to the other party in accordance with the provisions of Section 13.1(b) hereof of its election to terminate this Agreement at the expiration of the Initial Term or the Extended Term, as the case may be.

            (b) In order to be effective, any notice of an election to terminate this Agreement at the expiration of the Initial Term or of an Extended Term, as the case may be, must be delivered at least one hundred and eighty (180) Business Days

**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

prior to the expiration of the Initial Term or of any Extended Term, as the case may be.

            13.2. Bank Termination Events. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute a "Bank Termination Event":

            (a) Retailer shall fail to pay Bank any undisputed amount when due and payable (it being understood that any undisputed portion of any disputed amount shall be paid) or any amount determined to be due and payable pursuant to
Section 6.9(c) (Reconciliation of Disputes), and such failure to pay shall remain unremedied for a period of thirty (30) days after delivery of written demand therefor by Bank to Retailer.

            (b) Any representation or warranty of Retailer contained in this Agreement shall fail to be true and correct either as of the date hereof or on the date when made or remade and such failure shall remain unremedied for a period of thirty (30) days after delivery of written notice thereof by Bank to Retailer and have (or with the passage of time, likely will have) a material adverse effect on Bank.

            (c) Retailer shall fail to perform any of the covenants or agreements required to be complied with and performed by Retailer pursuant to this Agreement and such failure shall remain uncured for sixty (60) days after delivery of written notice thereof by Bank to Retailer and have (or with the passage of time, likely will have) a material adverse effect on Bank.

            (d) An Event of Bankruptcy shall have occurred with respect to Retailer.

            (e) One or more defaults shall have occurred under any agreement, indenture or instrument under which Retailer then has outstanding Indebtedness in excess of **, and, in any such case, such default (i) continues beyond any period of grace provided with respect thereto, (ii) has not been waived, and
(iii) results in such Indebtedness becoming due prior to its stated maturity.

            (f) A judgment shall have been entered against Retailer by a Governmental Authority, which judgment creates a liability of ** or more in excess of insured amounts and has not been stayed (by appeal or otherwise), vacated, discharged, or otherwise satisfied within sixty (60) days of the entry of such judgment.

            (g) Retailer shall implement or participate in, directly or indirectly, any Non-Permitted Credit Program and fail to cease such participation for sixty (60) days after delivery of written notice thereof by Bank to Retailer.

            (h) A Force Majeure Event shall have occurred and be continuing for a period of more than one hundred eighty (180) days and such Force Majeure Event has had or likely shall have a material adverse effect on Bank, Cardholders and/or the Program unless Retailer diligently shall have taken all steps to cure all negative impact from the Force Majeure Event on Bank, Cardholders and/or the Program and demonstrates that such Event shall be cured within thirty (30) days thereafter.

            (i) The Conversion Date shall not have occurred on or prior to March 1, 1999.

            13.3. Bank's Rights Following a Bank Termination Event. Subject to
Section 13.8 (Alternative to Termination), if any Bank Termination Event shall have occurred and, in the case of Bank Termination Events described in Section 13.2(e) or (f) (Bank Termination Events), shall be continuing, Bank, in its sole discretion, may (i) terminate this Agreement by delivering written notice to Retailer setting forth the basis for termination and the effective date of termination and/or (ii) exercise any other rights or remedies available to it at Law or in equity, subject to the terms of this Agreement.

            13.4. Retailer Termination Events. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute a "Retailer Termination Event":

            (a) Bank shall fail to pay to Retailer any undisputed amount when due and payable (it being understood that any undisputed portion of any disputed amount shall be paid) or any amount determined to be due and payable pursuant to
Section 6.9(c) (Reconciliation of Disputes), and such failure to pay shall remain unremedied for a period of three (3) days after delivery of written demand therefor by Retailer to Bank.

            (b) Any representation or warranty of Bank contained in this Agreement shall fail to be true and correct either as of the date hereof or on the date when made or remade and have (or with the passage of time, likely will have) a material adverse effect on Retailer, Cardholders or the Program.

            (c) Bank shall fail to perform any of the covenants or agreements required to be complied with and performed by Bank pursuant to this Agreement and such failure shall not have been cured within sixty (60) days after delivery of written notice thereof by Retailer to Bank and have (or with the passage of time, likely will have) a material adverse effect on Retailer, Cardholders or the Program.

            (d) An Event of Bankruptcy shall have occurred with respect to Bank.

**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

            (e) One or more defaults shall have occurred under any agreement, indenture or instrument under which Bank then has outstanding Indebtedness in excess of **, and, in any such case, such default (i) continues beyond any period of grace provided with respect thereto, (ii) has not been waived and
(iii) results in such Indebtedness becoming due prior to its stated maturity.

            (f) A judgment shall have been entered against Bank by a Governmental Authority which judgment creates a liability of ** or more in excess of insured amounts and has not been stayed (by appeal or otherwise), vacated, discharged, or otherwise satisfied within sixty (60) days of the entry of such judgment.

            (g) Bank, without Retailer's prior written approval, shall make a change to Consumer Charges, Other Consumer Terms and Criteria, the Operating Procedures or the collection policies necessary to comply with Law that applies only to banks located in the State of Ohio and such change has or likely will have a material adverse effect on Retailer, Cardholders and/or the Program, unless Bank shall have demonstrated that it can remedy such effect within twelve
(12) months and at all times has taken all available steps to do so.

            (h) The BDIP Write-Off Percentage for the twelve-month period preceding January 31, 2000 or any 12-month period thereafter shall exceed **.

            (i) The Approval Rate shall be less than ** for any period of four
(4) consecutive calendar months.

            (j) A Force Majeure Event shall have occurred and be continuing for a period of more than one hundred and eighty (180) days and such Force Majeure Event has had or likely shall have a material adverse effect on Retailer, Cardholders and/or the Program, unless Bank diligently shall have taken all steps to cure all negative impact of the Force Majeure Event on Retailer, Cardholders and/or the Program, and demonstrates that such cure shall occur within thirty (30) days thereafter.

            (k) The Conversion Date shall not have occurred on or before March 1, 1999.

            13.5. Retailer's Rights Following a Retailer Termination Event. If any Retailer Termination Event shall have occurred, Retailer, in its sole discretion, may (i) terminate this Agreement by delivering written notice to Bank setting forth the basis for termination and the effective date of termination and/or (ii) exercise any other rights or remedies available to it at Law or in equity, subject to the terms of this Agreement.

            13.6. Purchase Following Termination. (a) In the event that this Agreement expires by its terms or is terminated earlier for any reason, Retailer or a designee shall have the right, exercisable by delivery of written notice to Bank, to purchase all of the Accounts and Receivables (including those Accounts and Receivables that have been written off by Bank and inactive accounts) owned by Bank as of such purchase date, the Credit Cards, the Cardholder List, all records and other data obtained in connection with the operation of the Program (including any lists other than the Cardholder List containing information relating to Cardholders or applicants for Accounts obtained in connection herewith), all credit scores and methodologies and algorithms needed to implement such scores obtained by Bank from Citibank or provided to Bank by Retailer, including any modifications made thereto by Bank (unless Bank is contractually prohibited from transferring such modifications) and, if Bank independently developed or purchased credit scores and the methodologies and algorithms needed to implement such scores specifically for the Program, those independently developed or purchased scores, methodologies and algorithms (unless Bank is contractually prohibited from transferring such scores, methodologies and algorithms (it being understood that Bank shall use commercially reasonable efforts to avoid such contractual prohibitions)) (all of the foregoing items being collectively referred to herein as the "Program Assets"), all for a purchase price as determined in accordance with Section 13.6(c). In connection with such purchase, Bank agrees that (i) it shall make to Retailer or its designee representations and warranties in respect of the Program Assets comparable to those made by Retailer or Citibank in respect of the Transferred Assets and (ii) unless required by Law, it will not require Retailer or its designee to reissue Credit Cards provided Cardholders are sent decals for application to their Credit Cards indicating the change of ownership of their Credit Cards. Upon such purchase, Bank no longer shall use any Program Assets in any manner. In order to be effective, any notice of an election to purchase pursuant to this Section 13.6(a) must be irrevocable and delivered by Retailer to Bank (i) in the event this Agreement is terminated by Retailer other than as a result of a Retailer Termination Event, within ninety
(90) Business Days after delivery of Retailer's written notice of termination,
(ii) in the event this Agreement is terminated by Bank as a result of a Bank Termination Event, within sixty (60) Business Days after delivery of Bank's written notice of termination and (iii) in the event this Agreement otherwise terminates, within one hundred seventy (170) Business Days after notice of termination is given.

            (b) If this Agreement terminates or expires and Retailer has not exercised its rights under subsection (a) above, Retailer promptly shall notify Bank of any determination to commence itself or through another issuer a proprietary credit card program within two (2) years after expiration or termination of this Agreement. If Retailer provides such a notice, Bank shall have the right to require Retailer to purchase all of the Program Assets for a purchase price as determined in accordance with Section 13.6(c). Bank may exercise this right by delivering

**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

written notice to Retailer of Bank's election to require Retailer to purchase the Program Assets (a "Put Notice") within a period of three (3) months from the date of termination if such Program commences on termination or, if Bank receives notice of commencement of such a program after termination, for a period of three (3) months following the date upon which notice was received. If Bank delivers a Put Notice to Retailer pursuant to this Section 13.6(b), Retailer shall be obligated to close the purchase of the Program Assets not later than one hundred eighty (180) days after the effective date of termination of this Agreement or ninety (90) days after receiving a Put Notice, whichever comes later.

            (c) The purchase price to be paid by Retailer for the Program Assets purchased by it pursuant to Section 13.6(a) or 13.6(b) shall be equal to the sum of (i) the aggregate of Receivables on the date of purchase (excluding the amounts of any Receivables written off by Bank in accordance with the Write-Off Policy) plus (ii) if the Program Assets include credit scores and methodologies and algorithms needed to implement such scores independently developed or purchased by Bank specifically for the Program, an amount not to exceed the lesser of (1) ** per scorecard for each scorecard developed by Bank or (2) the amount paid by Bank for each scorecard purchased by Bank. The foregoing notwithstanding, Retailer may determine to exclude any or all scorecards developed or purchased by Bank from the Program Assets and no payment shall be owed in respect of scorecards so excluded.

            (d) Bank shall cooperate in good faith with Retailer and/or its designee in transferring the Program Assets and the operation of the Program Assets and shall make available to Retailer and/or its designee in advance the master file tape and other records necessary to assist the Retailer and/or its designee in analyzing such Receivables and in establishing its own records for operations. On the purchase date, Bank will deliver one or more computer tapes containing all of the information normally maintained by Bank with respect to the Program Assets for purposes of billing, credit review, dunning and collection, and a description of the format in which such information is recorded on tape, and all of the written records and documents maintained by Bank with respect to the foregoing. Bank shall provide such additional cooperation and information as the purchaser shall reasonably request provided that Bank shall not be required to incur expense to do so. Without limitation to the foregoing, Bank shall use good faith efforts to assist any successor provider to any to analyze pertinent account information and portfolio assistance and documentation that Bank has required or requested of Citibank and Retailer in connection with the conversion hereunder.

            13.7. Failure of Retailer to Purchase Accounts Following Termination. (a) Upon any termination of this

**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

Agreement, if Retailer does not elect to purchase the Program Assets pursuant to
Section 13.6(a) (Purchase Following Termination) and Bank does not deliver the Retailer Put Option, Bank shall have the right, in addition to and retaining all other rights it may have under the terms of this Agreement or applicable Law, to liquidate the Accounts and Receivables (using the Cardholder List to do so) in any such lawful manner which may be expeditious or economically advantageous to Bank including, without limitation, the issuance of replacement or substitute credit cards and the sale of such Accounts and Receivables to any Person not a party to this Agreement, provided that in no event shall any replacement or substitute card, whether issued by Bank or a purchaser of the Accounts bear on its face a trademark, service mark or name of a retail competitor of Retailer and provided further that Bank shall continue to hold (and ensure that any purchaser of Accounts holds) confidential all Confidential Information of Retailer. The foregoing and any other provision to the contrary contained herein notwithstanding, if Retailer does not purchase the Program Assets, Bank may use the Cardholder List (or any other lists of information relating to Cardholders) only to liquidate Accounts and Retailer shall retain the exclusive right (without any fee being payable to Bank and with all revenue and income derived therefrom belonging to Retailer) to use (or sublicense or assign the right to use) the Customer List for all purposes, including for advertisement, solicitations or other marketing efforts, regardless of the manner or media through which the marketing effort is made, regardless of whether the product or service was previously marketed by Retailer.

            (b) If Retailer does not elect to purchase the Program Assets pursuant to Section 13.6(a) (Purchase Following Termination) and Bank does not deliver to Retailer a Put Notice, Retailer shall pay to Bank in connection with Bank's liquidation of the Accounts and Receivables an amount to be determined as follows. Upon liquidation of the Accounts, Bank shall determine the "Net Revenue" for the Program. The "Net Revenue" shall be equal to (i) the sum of the Monthly Program Revenues for each month during the liquidation period, minus
(ii) the sum of the Monthly Program Costs for each month during the liquidation period. The Net Revenue Requirement shall be an amount equal to ** of the average outstanding balances of the Receivables, excluding amounts written off by Bank in accordance with the Write-Off Policy, during the liquidation period. If the cumulative average monthly Net Revenue after the date of termination of this Agreement is less than the Net Revenue Requirement after the date of termination of this Agreement, Bank shall invoice Retailer for the difference, less any amounts previously paid by Retailer to Bank in accordance with this sentence, and Retailer shall pay such amount within fifteen (15) days from receipt of such invoice.

            13.8. Alternative to Termination. Bank shall not exercise its right to terminate this Agreement pursuant to Section 13.3 (Bank's Rights Following A Bank Termination Event) so long as (i) no Bank Termination Event has occurred and is continuing except one or more of those described in this section, (ii) Retailer shall within two (2) Business Days after receiving notice of termination pursuant to Section 13.2(b) or (c) (Bank Termination Events) establish and thereafter maintain the Collateral Account pursuant to Section 13.9(a) (Collateral Account) or the Letter of Credit pursuant to Section 13.10 (Letter of Credit) and the aggregate amount of such Collateral Account and the undrawn amount of such Letter of Credit (collectively, the "Collateral Amount") shall equal or exceed the sum of all amounts required by this section, and (iii) Retailer is diligently taking all action necessary to correct such event promptly (whether or not such failure can be corrected in a reasonable time). The Collateral Amount shall be the amount of damages which Bank would suffer if this Agreement were terminated immediately.

            13.9. Collateral Account. (a) For the purposes of complying with
Section 13.8 (Alternative to Termination), Retailer may open and maintain, with a bank, the deposits of which are F.D.I.C.-insured, a collateral account pledged to Bank (the "Collateral Account") to secure payment by Retailer of all of its obligations then or thereafter existing under this Agreement. Retailer shall be entitled to the interest that accrues and is earned on the Collateral Account and Bank shall authorize Retailer to withdraw such amount on the last Business Day of each month.

            (b) Upon the payment in full of Retailer's obligations hereunder, Bank shall pay to Retailer such of the collateral as shall not have been applied pursuant to the terms hereof. To the extent that the amount of the Collateral Account exceeds the amount required by Section 13.8 (Alternative to Termination) Bank shall return the excess to Retailer or if no Retailer Termination Event is continuing and the Agreement has not otherwise terminated, Bank shall return the full amount of the Collateral Account to Retailer.

            13.10. Letter of Credit. In lieu of any amount required to be paid into or maintained in the Collateral Account, Retailer may deliver to Bank a Letter of Credit in favor of Bank issued by a bank organized in the United States or another financial institution, whose debt obligations are rated at least comparable to Bank and which is otherwise acceptable to Bank, payable (i) from time to time upon certification by Bank that obligations in excess of the funds in the Collateral Account are due and payable and unpaid by Retailer after demand and that the funds drawn shall be applied to such obligations, and (ii) up to the full amount upon certification by Bank, within the 60 day period prior to the expiry date of the Letter of Credit, that the funds in the Collateral Account are less than Bank's good faith estimate of the obligations expected thereafter to accrue and become due, and that the funds drawn shall be added to the Collateral Account and held and applied in accordance with the terms of this Agreement. The undrawn amount of such Letter of Credit shall be added to the amount of the Collateral Account in determining whether additional payments into or refunds from the Collateral Account are required under Section 13.8 (Alternative to Termination).


                                   ARTICLE XIV
                                 INDEMNIFICATION

            14.1. Indemnification by Retailer. Retailer shall indemnify and hold Bank, each of its Affiliates, and all officers, directors, employees and other agents of Bank and/or its Affiliates, harmless from and against any actions, suits, losses, liabilities, settlements, costs and expenses, including any reasonable attorneys' fees (collectively, "Damages"), relating to, arising out of, or in connection with:

                  (i) the failure of any representation or warranty of Retailer hereunder to be true and correct when made or remade;

                  (ii) the breach by Retailer of any of its covenants or
            agreements hereunder;

                  (iii) the failure of Retailer, or any of its employees, agents or designees (including those working at Retailer's fulfillment center), to comply with the Operating Procedures or other policies and procedures established hereunder applicable to its, or any of their, conduct;

                  (iv) any misrepresentation by Retailer or any of its
            employees, agents or designees relating to credit terms;

                  (v) any and all advertising conducted by or on behalf of
            Retailer, other than credit marketing materials approved by Bank;
            and

                  (vi) any Goods or Services, including, without limitation, any product liability claims with respect thereto.

            14.2. Indemnification by Bank. Bank shall indemnify and hold the Retailer and each of its Affiliates, and all officers, directors, employees and other agents of the Retailer and/or its Affiliates, harmless from and against any Damages relating to, arising out of, or in connection with:

                  (i) the failure of any representation or warranty of Bank
            hereunder to be true and correct when made or remade;

                  (ii) the breach by Bank of any of its covenants or agreements hereunder;

                  (iii) the failure of Bank, or any of its employees, agents or designees, to comply with the Operating Procedures, the Service Standards or other policies and procedures established hereunder applicable to its conduct;

                  (iv) any misrepresentation by Bank or any of its employees, agents or designees relating to credit terms;

                  (v) credit marketing materials approved by Bank; and

                  (vi) the rejection for credit of any applicant by Bank under the Program except to the extent it results from any action or omission of Retailer.

            14.3. Effect of Knowledge or Materiality. For purposes of indemnification under Sections 14.1 and 14.2 hereof, a breach or inaccuracy of a representation, warranty, covenant or agreement contained in this Agreement shall be deemed to occur or exist if such representation, warranty, covenant or agreement would have been so breached or inaccurate if it had not contained (i) any limitation or qualification as to materiality or material and adverse effect, or any limitation or qualification as to a party's knowledge.

            14.4. Notice. Each party shall promptly notify the other party of any claim, demand, suit or threat of suit of which that party becomes aware (except with respect to a threat of suit either party might institute against the other) which may give rise to a right of indemnification pursuant to this Agreement. The indemnifying party shall be entitled to participate in the settlement or defense thereof and, if the indemnifying party elects, to take over and control the settlement or defense thereof with counsel satisfactory to the indemnified party. In any case, the indemnifying party and the indemnified party shall cooperate (at no cost to the indemnified party) in the settlement or defense or any such claim, demand, suit or proceeding.


                                   ARTICLE XV
                                  MISCELLANEOUS

            15.1. Assignability. Neither Bank nor Retailer may assign its rights and obligations under this Agreement without the prior written consent of the other party, provided that Bank may assign all or part of its rights and obligations under this Agreement to an Affiliate without such prior written consent if such Affiliate shall enter into an agreement with Retailer, in form and substance reasonably satisfactory to Retailer, assuming all of Bank's obligations hereunder that shall have been assigned by Bank to such Affiliate. No assignment by Bank shall release Bank from liability for Damages relating to, arising out of or in connection with this Agreement, whether incurred prior to assignment or thereafter.

            15.2. Amendment. This Agreement may not be amended except by written instrument signed by the parties hereto.

            15.3. Non-Waiver. No delay by any party hereto in exercising any of its rights hereunder, or the partial or single exercise of such rights, shall operate as a waiver of that or any other right. The exercise of one or more of any party's rights hereunder shall not be a waiver of, nor preclude the exercise of, any rights or remedies available to such party under this Agreement or in Law or equity.

            15.4. Severability. If any provision of this Agreement is held to be invalid, void or unenforceable, all other provisions shall remain valid and be enforced and construed as if such invalid provision were never a part of this Agreement.

            15.5. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Ohio without regard to internal principles of conflict of Laws.

            15.6. Captions. Captions of the Sections of this Agreement are for convenient reference only and are not intended as a summary of such Sections and do not affect, limit, modify or construe the contents thereof.

            15.7. Further Assurances. Each party hereto agrees to execute all such further documents and instruments and to do all such further things as the other party may reasonably request in order to give effect and to consummate the transactions contemplated hereby.

            15.8. Entire Agreement. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior understandings and agreements whether written or oral.

            15.9. Notices. All notices, demands and other communications hereunder shall be in writing and shall be sent by hand, by first class mail (return receipt requested), facsimile (with verbal confirmation of receipt) or by nationally recognized overnight courier service addressed to the party to whom such notice or other communication is to be given or made at such party's address as set forth below, and shall be deemed given when received as follows:

            if to Retailer:         United Retail Group, Inc.
                                    365 West Passaic Street
                                    Rochelle Park, NJ  07662
                                    Attention:  Chief Financial Officer
                                    Fax:  (201) 909-2122

            if to Bank:             World Financial Network
                                      National Bank
                                    800 Techcenter Drive
                                    Columbus, OH  43213
                                    Attention:  Chief Financial Officer
                                    Fax:  (614) 729-4299

provided, however, that if either of the above parties shall have designated a different address by notice to the other, notice shall be sent to the last address so designated.

            15.10. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns.

            15.11. Independent Contractor. Nothing contained in this Agreement shall be construed to constitute Bank and Retailer as partners, joint venturers, principal and agent, or employer and employee. Bank shall act hereunder solely as an independent contractor and shall exercise exclusive control over any and all persons hired by it.

            15.12. Press Releases. Except as may be required by Law or a court or regulatory authority or any stock exchange, neither Bank nor Retailer, nor their respective parent, subsidiary or affiliated companies, shall issue a press release or make any public announcement relating to the Program without the prior consent of all parties hereto, which consent shall not unreasonably be withheld or delayed.

            15.13. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated thereby may be brought against any of the parties in the United States District Court for the Southern District of Ohio or any state court sitting in the City of Columbus, Ohio, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 15.9 (Notices), together with written notice of such service to such party, shall be deemed effective service of process upon such party.

            15.14. Counterparts. This Agreement may be executed in any number of multiple counterparts, all of which shall constitute but one and the same original.

            15.15. Agreement Executed by Facsimile. This Agreement may be executed by facsimile originals and each copy of this Agreement bearing the facsimile transmitted signature of the authorized representatives of each party shall be deemed to be an original. Notwithstanding the validity of the facsimile originals, it is intended that two copies of the Agreement shall be manually executed by each party and delivered to the other party hereunder.

            15.16. Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY EXHIBIT OR SCHEDULE HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) MADE BY THE PARTIES.

            15.17. Survival. No termination (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights, indemnities, liabilities, undertakings, covenants, warranties and/or representations of the parties with respect to times and/or events occurring prior to such termination, including the obligation to make payments in respect of obligations (including indemnification obligations) arising prior to the termination date. No powers, obligations, duties, rights, indemnities, liabilities, undertakings, covenants, warranties and/or representations of the parties with respect to times and/or events occurring after termination shall survive termination except 6.4 (Semi-Annual Reconciliation), 6.7 (Postage), 6.9(c) (Reconciliation of Disputes), 12.4 (Use of Retailer Marks), 12.7 (Confidentiality), 13.3 Bank's Rights Following a Bank Termination Event), 13.5 (Retailer's Rights Following a Retailer Termination Event), 13.6 (Purchase Following Termination), 13.7 (Failure of Retailer to Purchase Accounts Following Termination), 15.4 (Severability), 15.5 (Governing Law), 15.6 (Captions), 15.8 (Entire Agreement), 15.9 (Notices), 15.10 (Binding Effect), 15.12 (Press Releases), 15.13 (Jurisdiction), 15.14 (Counterparts), 15.15 (Agreement Executed by Facsimile), 15.16 (Waiver of Jury Trial), 15.17 (Survival), Article 7 (Chargebacks) and Article 14 (Indemnification).

            IN WITNESS WHEREOF, Bank and Retailer have caused this Agreement to be executed by their respective officers thereunto duly authorized as the date first above written.

                                    WORLD FINANCIAL NETWORK NATIONAL
                                      BANK


                                    By: /s/ DANIEL T. GROOMES
                                        -----------------------------
                                        Name:   Daniel T. Groomes
                                        Title:  President


                                    UNITED RETAIL GROUP, INC.


                                    By: /s/ GEORGE R. REMETA
                                        -----------------------------
                                        Name:   George R. Remeta
                                        Title:  Vice Chairman


                                    UNITED RETAIL INCORPORATED


                                    By: /s/ JON GROSSMAN
                                        -----------------------------
                                        Name: Jon Grossman
                                        Title: Vice President - Finance

                                    Exhibit A
                                 Licensed Marks



                                  THE AVENUE(R)

                                   AVENUE PLUS

                                 SIZES UNLIMITED

                                 SIXTEEN PLUS(R)

                                   SIZES WOMAN

                                   SMART SIZE

                                   SIZES GOLD

**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

                                  Exhibit 2.3

                      Initial Account Terms and Conditions

o     Annual Percentage Rate: **

o     Period for Assessing Late Fee: 5 Days after due date

o Method of Computing the Balance for Purchases: Average Daily Balance (including new purchases, finance charges and fees)

o Grace Period for finance charges if Account paid in full before the next billing date: 25 days

o     Annual Fee: None

o     Minimum Finance Charge: **

o     Late Fee: **

o     Return Payment Fee: **

o     Minimum Payment: Greater of ** or ** of the balance due

**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

                               Exhibit 4.1(b)(1)

                             Bank Service Standards

=========================================================================
                Service                      Service Level Standard
-------------------------------------------------------------------------
     Voice Authorization
o  Average Speed of Answer                   ** within 20 seconds
   (Including account number
   lookups) as measured from
   time of switch presentment
   to a live agent                                     **
o  Percentage of Calls
   Abandoned
-------------------------------------------------------------------------
 Customer Service Phone Inquiry
o  Average Speed of Answer                    ** within 20 seconds
o  Percentage of Calls                                 **
   Abandoned
-------------------------------------------------------------------------
     Mail Response Time
o  All (including FCB)                          ** within 7 Days
   Cardholder correspondence                    ** within 30 Days
   responses
o  Presidential Complaints -
   Attempt Cardholder contact
   within                                             1 Day
-------------------------------------------------------------------------
      Statement Processing
o  Number of days elapsed from                   4 days or less
   billing date to mailed date
-------------------------------------------------------------------------
      Payment Processing
o  Number of days to process                 ** deposited same day,
   and deposit                                  ** within 2 days

o  Number of errors per 10,000                          1
   payments (except to the
   extent of payments to
   Citibank, which shall be
   processed in accordance
   with the above on Bank's
   receipt)
-------------------------------------------------------------------------
      Plastic Turnaround
o  Elapsed time from date                            3 days
   application approved until
   credit card is mailed
-------------------------------------------------------------------------

**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

-------------------------------------------------------------------------
      Collection Standards
o  attempts per autodial                     o  average of 6 attempts
   matrixed account                             per autodial matrixed
                                                  account

                                             o  minimum 7 attempts in
                                                respect of Accounts
                                                moving from CA1 to
                                                CA2 (as defined on
                                                  Exhibit 4.9)**

                                             o  minimum 15 attempts
                                                in respect of Accounts
                                                moving from CA2 to CA3
                                                (as defined on Exhibit
                                                4.9)**

o  matrixed accounts per                     o  500-550 accounts per
   midrange collector                           midrange collector
=========================================================================

     ** Accounts rolling from one category to another in respect of which there has been a broken promise shall be excluded when determining whether this standard has been met.

NOTE: Service level standard shall be measured using a simple average for each calendar month, except that Collection Standards shall be measured using a simple average for each cycle billing period.

**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

                                Exhibit 4.1(b)(2)

                             Service Fee Adjustments


================================================================================
                                               Service Fee Adjustment
                                               ----------------------
                                                (as decrease to fees
                                                 on Exhibit 6.1(b))
--------------------------------------------------------------------------------
                                                                Consecutive
                                                                  Months
                                                                Thereafter
     Category of                     First Month                Subject to
    Failure Service             Subject to Adjustment           Adjustment
    ---------------             ---------------------           ----------
------------------------------------------------------------------------------
Voice Authorization                      **                         **
------------------------------------------------------------------------------
Customer Service                         **                         **
------------------------------------------------------------------------------
Mail Response                            **                         **
------------------------------------------------------------------------------
Statement Processing                     **                         **
------------------------------------------------------------------------------
Payment Processing                       **                         **
------------------------------------------------------------------------------
Plastic Turnaround                       **                         **
------------------------------------------------------------------------------
Collections (Accounts         Accts per
Per Midrange Collector)       Collector        Adjustment       Adjustment
                              ---------        ----------       ----------

                             >550,<575             **
                             >=575,<600            **
                             >=600,<625            **              SAME
                             >=625,<650            **
                             >=650,<675            **
                             >=675,<700            **
                             >=700,<725            **
                             725 or more           **
==============================================================================

                                   Exhibit 4.4

                         Insert Fees and Specifications

                          INSERTS FOR BILLING ENVELOPES

Creative Specifications

Mailing Piece needs to be at .95 oz. or Less; this allows for humidity, etc. - The total weight of the mail piece needs to be determined prior to the creation of the scheduler file to ensure the piece is within this weight limit.

Inserts should always have a minimum of 3/8" clearance on all sides from envelope.

Finished Size:

                                 Minimum                 Maximum

Height                               3"                  3 5/8"

Horizontal Length                5 1/2"                  6 3/4"

Thickness                         .004"                   1/16"

Recommended Paper Properties:

1.    Single Panel 70# or 60#

2.    Multiple Panels:

      Minimum      50#

      Maximum      70#

      Preferred    60#

3.    Paper preferences:

      White Wove

      White semi-gloss

      White matte

Folding:

The preferred method is to fold the insert in half with a single fold. If the insert is tri-folded, the method requires folding the first panel inside and the second panel should fold over to ensure that the leading edge is solid as it is pulled from the select feed station to the track. NO "accordion" fold should be used.

Note:

If the design for the mail piece package is not within the above specifications, the Retailer must get approval from Bank's Mail Services Department.

Multiple fold inserts may have stacking problems not only in the machine hoppers but in the cartons if not packed properly. Staples cannot be used.

                          INSERTS FOR EMBOSSING PACKAGE

Creative Specifications:

Embossing piece needs to be at .95 ozs. or less; this allows for humidity.

The total weight of the embossing piece needs to be determined prior to production to ensure the price is within this weight limit.

Inserts should always have a minimum of 3/8" clearance on all sides from envelope.

Finished Size:          Minimum 3 1/4" x 5"

                        Maximum 3 1/2" x 8 1/4"

Recommended Paper Properties:

1.    Single Panel            70#

2.    Multiple Panels:

      Minimum                 50#

      Maximum                 70#

      Preferred               60#

**CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

3.    Paper Preferences

      White Wove

      White semi-gloss

      White matte

Folding:

The preferred method is to fold the insert in half with a single fold. If the insert is tri-folded, the method requires folding the first panel inside and the second panel should fold over to ensure that the leading edge is solid as it is pulled from the select feed station to the track.

NO "accordion" fold should be used

Note:

If the design for the embossing piece package is not within the above specifications, the Retailer must get approval from Bank's Embossing Office.

Multiple fold inserts may have stacking problems not only in the machine hoppers but in the cartons if not packed properly. Staples cannot be used. See packing instructions for inserts.

INSERT FEES:

Retailer shall pay the excess costs of postage when Statements with Retailers inserts, in the aggregate, weigh over one ounce.

Retailer shall pay ** for each insert in excess of five inserts per Statement.

                                  Exhibit 4.7

                                     Reports

================================================================================
                      REPORT LISTING                             FREQUENCY
================================================================================
--------------------------------------------------------------------------------
     I.    Statement and Letter Production
--------------------------------------------------------------------------------
   A.      Number of statements mailed                         Cycle, Monthly
--------------------------------------------------------------------------------
   B.      Days to produce and mail statements                    Monthly
--------------------------------------------------------------------------------
   C.      Number of letters mailed by type                       Monthly
--------------------------------------------------------------------------------
    II.    Payments
--------------------------------------------------------------------------------
   A.      Dollars and items processed                            Monthly
--------------------------------------------------------------------------------
   B.      Average number of days to process                      Monthly
================================================================================
   III.    Queues
--------------------------------------------------------------------------------
   A.      Accounts with bills held more than                     Monthly
           two consecutive months
--------------------------------------------------------------------------------
   B.      Accounts with excessive credits (to                     Daily
           be defined and agreed upon)
--------------------------------------------------------------------------------
    IV.    Non-Compliance
--------------------------------------------------------------------------------
   A.      Authorization not called in by store,                  Monthly
           division
--------------------------------------------------------------------------------
     V.    Statements of Policy
--------------------------------------------------------------------------------
   A.      Control of system security                             Annually
--------------------------------------------------------------------------------
   B.      Disaster recover/emergency                             Annually
           procedures available
--------------------------------------------------------------------------------
    VI.    Collection Reports
--------------------------------------------------------------------------------
   A.      Cycle aging report number of accounts                   Cycle
           and balances by age category
--------------------------------------------------------------------------------
   B.      Delinquency roll rates by age                          Monthly
--------------------------------------------------------------------------------
   C.      Number of dollars of accounts                          Monthly
           entering collections this month and
           total in this month
--------------------------------------------------------------------------------
   D.      Number of matrixed accounts per                        Monthly
           collector by type (power dial,
           midrange)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   E.      Average number of attempts per                         Monthly
           matrixed autodial account
--------------------------------------------------------------------------------
   F.      Number of accounts in collection                       Monthly
           without a phone number
--------------------------------------------------------------------------------
   G.      Number of accounts with returned mail                  Monthly
           or to be skip traced
--------------------------------------------------------------------------------
   H.      Bankruptcy liquidation - numbers,                      Monthly
           dollars and Chapter 13 payments
--------------------------------------------------------------------------------
   I.      Number of accounts coded bankrupt                      Monthly
           this month, # pending, oldest date
--------------------------------------------------------------------------------
   J.      Recover:  Agency inventory, In-house                   Monthly
           inventory (if applicable) -
           liquidation
--------------------------------------------------------------------------------
  VII.     Communications - Results for Each Function
           Authorization/Account lookup, Customer Service,
           Inbound Collections
--------------------------------------------------------------------------------
   A.      Number of calls (manually handled                   Weekly/Monthly
           versus ARU)
--------------------------------------------------------------------------------
   B.      Number of calls abandoned                           Weekly/Monthly
--------------------------------------------------------------------------------
   C.      Average length of conversation                      Weekly/Monthly
--------------------------------------------------------------------------------
   D.      Average speed of answer (seconds) -                    Monthly
           Authorizations, Customer Services
--------------------------------------------------------------------------------
   E.      Reasons for Cardholder inquiries                       Monthly
--------------------------------------------------------------------------------
    VIII.  New Accounts
--------------------------------------------------------------------------------
   A.      New accounts by source, store,                         Monthly
           geographic region, division
--------------------------------------------------------------------------------
   B.      Number approval/decline by store,                      Monthly
           geographic region, division
--------------------------------------------------------------------------------
   C.      Electronic report of declines                          Monthly
--------------------------------------------------------------------------------
      IX.  Authorizations
--------------------------------------------------------------------------------
   A.      Total all transactions - number and                    Monthly
           dollars
--------------------------------------------------------------------------------
   B.      Total all transactions automatically                   Monthly
           approved
--------------------------------------------------------------------------------
   C.      Total referrals number and dollars                     Monthly
--------------------------------------------------------------------------------
   D.      Approved referrals - number and                        Monthly
           dollars, percentage of those referred
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   E.      Declined referrals - number and                        Monthly
           dollars, percentage of those referred
--------------------------------------------------------------------------------
   F.      "Soft referrals" - number and dollars                  Monthly
           (i.e. Check ID)
--------------------------------------------------------------------------------
     X.    Customer Service
--------------------------------------------------------------------------------
   A.      Number of address changes by type                      Monthly
           (phone or mail) average days to turn,
           number pending, oldest item
--------------------------------------------------------------------------------
   B.      Customer correspondence by type,                       Monthly
           number, average days to turn,
           pending, oldest item
--------------------------------------------------------------------------------
   C.      President complaints number average                    Monthly
           days to turn
--------------------------------------------------------------------------------
    XI.    Financial Reports
--------------------------------------------------------------------------------
   A.      Financial Summary - sales, payments,                   Monthly
           returns, finance charge reversals,
           late fees, write-off
--------------------------------------------------------------------------------
   B.      Cycle charge off recovery - number                     Monthly
           and dollars of accounts charged off,
           number and dollars recovered averages
--------------------------------------------------------------------------------
   C.      Number and dollars of accounts                         Monthly
           charged off in a rolling 12 months
--------------------------------------------------------------------------------
   D.      Sales on deferred billing -                            Monthly
           transactions and dollars:  All other
           promo sales by type
--------------------------------------------------------------------------------
   E.      Balances deferred - number of                          Monthly
           accounts and dollars
--------------------------------------------------------------------------------
   F.      Number of accounts purchases active                    Monthly
           last 12 month's - By type (i.e.
           Instant Credit, Mail ins, etc.)
--------------------------------------------------------------------------------
   G.      Chargeback reversals - number and                      Monthly
           dollars by type
--------------------------------------------------------------------------------
   H.      Chargeback number and dollars by type                  Monthly
--------------------------------------------------------------------------------
   I.      Value-Added Program income by program                  Monthly
           - number of accounts, number with
           transactions this month, sales,
           returns
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   J.      Fraud by type (i.e. application by                     Monthly
           type, unauthorized use, etc.) #$ of
           accounts, dollars
--------------------------------------------------------------------------------
   K.      Late fees by cycle, number of                          Monthly
           accounts assessed, dollars, reversed,
           number reversed
--------------------------------------------------------------------------------
   XII.    Risk
--------------------------------------------------------------------------------
   A.      Credit limit distribution reports -                    Monthly
           new accounts seasoned accounts
--------------------------------------------------------------------------------
   B.      Credit limit utilization new account,                  Monthly
           seasoned accounts
--------------------------------------------------------------------------------
   C.      Credit limit maintenance by agent                       Daily
--------------------------------------------------------------------------------
   D.      Maximum delinquency by score range                     Monthly
           (to be defined and agreed upon)
--------------------------------------------------------------------------------
   E.      Bad debt by score range (to be                         Monthly
           defined and agreed upon)
--------------------------------------------------------------------------------

                                   Exhibit 4.9

                           Initial Collection Policies

================================================================================
            Account Status
      (Amount billed and unpaid)                        Activity
      --------------------------                        --------
--------------------------------------------------------------------------------
            0-29 days (CAO)              None
--------------------------------------------------------------------------------
           30-59 days (CA1)              Autodial collection calls
--------------------------------------------------------------------------------
           60-89 days (CA2)              Autodial collection calls
--------------------------------------------------------------------------------
           90-120 days (CA3)             Midrange collector assigned
                                         and calls
--------------------------------------------------------------------------------
          121-149 days (CA4)             Midrange collector assigned
                                         and calls
--------------------------------------------------------------------------------
          150-179 days (CA5)             Midrange collector assigned
                                         and calls
--------------------------------------------------------------------------------
          180-209 days (CA6)             Midrange collector assigned
                                         and calls
--------------------------------------------------------------------------------
           > 210 days (CA7)              Write-Off
================================================================================

Note: Bank and Retailer shall agree on each matrix used in connection with the implementation of these policies.

                                   Exhibit 5.2

                              Pass-Through Expenses

o Collection agency commissions, Consumer Credit Counseling costs and outside attorneys' fees related to the collection of Accounts

o     Postage cost for customer statements that exceed one ounce

o Credit Bureau products (i.e. pre-approved listings, New Account scoring products, warning mechanisms, etc.), to the extent requested by Retailer and excluding standard in file credit bureau reports for basic processing of applications and inquiries

o Cardholder Goodwill Adjustments and any other finance charge or late fee reversals or adjustments (to the extent authorized by the Operating Procedures)

o Costs related to a mass Credit Card reissue (i.e. embossing, card carrier, plastic and postage)

o Telecommunications cost such as additional toll free lines (other than those required in connection with New Accounts, Customer Service, Authorizations, Collections to enable Bank to perform its obligations thereunder) (to the extent requested by Retailer)

o In-Store signage, applications and temporary Credit Cards (to the extent Retailer requests that Bank purchase)

o Customized reporting and systems enhancements (to the extent requested by Retailer)

o     The amounts owed to Bank pursuant to Section 3.4 (Value- Added Programs)

o The amounts paid by Bank for Appropriate Derivative Instruments (as defined in the definition of "Cost of Funds")

      **CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

                                Exhibit 6.1(b)

                                  Service Fees

A.    New Account Acquisition

------------------------------------------------------------------------
Mail-In                     per application                     **
Applications
------------------------------------------------------------------------
Quick Credit                per application                     **
Referrals
------------------------------------------------------------------------
Quick Credit                per application                     **
------------------------------------------------------------------------
Embossing                   per card                            **
(Including Postage
of **)
------------------------------------------------------------------------

B.    Processing and Servicing Fees

------------------------------------------------------------------------
Statement                   Per statement based
Generation                  on monthly volume
(Including Postage
of **)
------------------------------------------------------------------------
                            500,001 - and over                   **
------------------------------------------------------------------------
                            400,001 - 500,000                    **
------------------------------------------------------------------------
                            300,001 - 400,000                    **
------------------------------------------------------------------------
                            250,001 - 300,000                    **
------------------------------------------------------------------------
                            200,001 - 250,000                    **
------------------------------------------------------------------------
                            150,001 - 200,000                    **
------------------------------------------------------------------------
Remittance                  per remittance                       **
processing
------------------------------------------------------------------------
Customer service
  phone (800#
included)                   per inquiry                          **
  Written                   per inquiry                          **
  Automated                 per inquiry                          **
response
------------------------------------------------------------------------

      **CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

------------------------------------------------------------------------
Letters (Including
Postage of ***)
   Collection               per letter mailed                    **
   Customer Service         per letter mailed                    **
   Decline                  per letter mailed                    **
   Retailer's               per letter mailed                    **
   adverse
   action regret
   letter
------------------------------------------------------------------------
Voice                       per inquiry                          **
Authorizations
(800# included)
------------------------------------------------------------------------
Collection Accounts

Collector accounts          per collector                        **
                            account worked


Dialer accounts             per dialer account                   **
                            worked
------------------------------------------------------------------------
Network                     per transaction                      **
Authorization
========================================================================

Notes:

o Quick Credit Referrals - Pricing for quick credit referrals (**) assume that if a referral charge is incurred that a quick credit charge is not incurred (**).

o Statement Generation - Pricing for statement generation assumes that zero balance statements are not generated. If Retailer decides to use zero balance statements as a marketing tool, Bank will provide separate pricing.

o Remittance Processing - In-Store Payments do not count as chargeable remittance processing transactions (**).

o Network Authorizations - Authorization pricing assumes that if a Credit Card is swiped at the POS, dials the ADS host for authorization and the host returns a "call center" message, both a voice authorization (**) and network authorization (**) fee will be incurred.

      **CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY

                                 Exhibit 6.5(b)

                             Service Fee Assumptions
                                 and Adjustments

================================================================================
         Fee Base Assumptions                    Service Fee Adjustments
================================================================================
Average length of customer               o  If average length of
service phone inquiry expected              customer service phone
to be 2.5 minutes during any                inquiry exceeds 3.5
month                                       minutes, an additional
                                            ** will be added to the
                                            Service Fee

                                         o  If average length of customer
                                            service phone inquiry is less than
                                            1.5 minutes, ** will be subtracted
                                            from the Service Fee
--------------------------------------------------------------------------------
Average length of voice                  o  If average length of
authorization expected to be 2              voice authorization
minutes during any month                    exceeds 2.5 minutes, an
                                            additional ** will be
                                            added to the Service Fee

                                         o  If average length of voice
                                            authorization is less than 1.5
                                            minutes, ** will be subtracted from
                                            the Service Fee
================================================================================

                                 Exhibit 8.1(d)

                   Legal Name and Executive Office of Retailer

                                    Retailer:

                            United Retail Group, Inc.

                             365 West Passaic Street

                             Rochelle Park, NJ 07662


                           United Retail Incorporated

                             365 West Passaic Street

                             Rochelle Park, NJ 07662